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                    UNITED STATES                          OMB APPROVAL
          SECURITIES AND EXCHANGE COMMISSION         OMB Number: 3235-0418
                Washington, D.C. 20549              Expires:  May 31, 2000
                                                   Estimated average burden
                      FORM SB-2                   hours per response:  138.0


REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
          (Amendment No. __________________)

              Pikes Peak Acquisitions.com, Inc.
            (Name of small business issuer in its charter)

Nevada                                    5499                    76-0609441
(State or jurisdiction of      (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization) Classification Code Number)    Identification
                                                                    No.)

 3030 FM 518, Apt #221, Pearland, TX 77584-7817, (713)436-2787
     (Address and telephone number of principle executive offices)

J. P. Beehner, 3030 FM 518, Apt #221, Pearland, TX 77584-7817, (
713)436-2787
(Address of principal place of business or intended principal place of business)

Edward T. Block, 1603 N. Monroe, Spokane, WA 99205, (509)325-4508
       (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
_______________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462
(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [ ]
_______________________________________
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
_______________________________________
If delivery of the prospectus is expected to be made pursuant to Ruse 434, check the following box. [ ]



                  CALCULATION OF REGISTRATION FEE

  Title of                     Proposed      Proposed     Amount of
  each          Amount to      Maximum       maximum      registration
  Class of      Be             offering      aggregate    fee
  securities    registered     price per     Offering
  To be                        unit          price
  registered
  Class A       4,000,000      $0.01         $40,000.00   $10.56
  Common Stock


Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions to Rule 457 (230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee need to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.
                              PROSPECTUS

                                 2000

                   PIKES PEAK ACQUISITIONS.COM, INC.

                   4,000,000 Shares of Common Stock

            to be sold by Pikes Peak Acquisitions.com, Inc.

  This is the initial public offering of common stock of Pikes Peak Acquisitions.com, Inc., and no public market currently exists for shares of Pikes Peak Acquisitions.coms common stock. The initial public offering price is $0.01 per share of common stock. The offering is on a best efforts no minimum basis. There is no date certain for closing the offering, no minimum purchase requirement, and no arrangement to place funds in an escrow, trust or similar account.

                             -------------

            THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                SEE RISK FACTORS BEGINNING ON PAGE 2.

                             ------------

  Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

  You should rely only on the information contained in this document. Pikes Peak Acquisitions.com has not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                           TABLE OF CONTENTS

                                                                 Page

                           PART IPROSPECTUS

PROSPECTUS SUMMARY                                                1
RISK FACTORS                                                      2
FINANCISL RISKS                                                   9
INVESTMENT RISKS                                                  10
USE OF PROCEEDS                                                   11
DETERMINATION OF OFFERING PRICE                                   12
SELLING SECURITY HOLDERS                                          12
PLAN OF DISTRIBUTION                                              12
LEGAL PROCEEDINGS                                                 12
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS      12
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT    13
DESCRIPTION OF SECURITIES                                         14
INTEREST OF NAMED EXPERTS AND COUNSEL                             15
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
  SECURITIES ACT LIABILITIES                                      15
DESCRIPTION OF BUSINESS                                           16
MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION          24
DESCRIPTION OF PROPERTY                                           25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                    25
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS          25
EXECUTIVE COMPENSATION                                            26
FINANCIAL STATEMENTS                                             F-1
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
  AND FINANCIAL DISCLOSURE                                       F-1


                              PROSPECTUS

                          PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by and should be read in conjunction with the more detailed information and the Financial Statements and notes thereto appearing elsewhere in this Prospectus.

PIKES PEAK ACQUISITIONS.COM, INC.

  Pikes Peak Acquisitions.com, Inc. is a corporation formed under the laws of the State of Nevada, whose principal executive offices are located in Pearland, Texas

  The primary objective of the business is designed to market high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers via the Internet for sale to their clients.


           NAME, ADDRESS, AND TELEPHONE NUMBER OF REGISTRANT

                   PIKES PEAK ACQUISITIONS.COM, INC.
                              3030 FM 518
                               Apt. 221
                        Pearland, TX 77584-7817
                            (713) 436-2787



                             THE OFFERING

  PRICE PER SHARE OFFERED                          $0.01
  Shares of Common Stock Offered by Pikes
  Peak Acquisitions.com                            4,000,000 Shares
  Common Stock Outstanding Prior to Offering       4,500,000 Shares
  Common Stock Outstanding After Offering          8,500,000 Shares*
  *Assumes sale of all shares offered)

  Pikes Peak Acquisitions.com expects to use the net proceeds for organizational purposes and to determine the feasibility of selling Vitamineralherb.com products to specific markets.

                             RISK FACTORS

  YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND ALL OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE PURCHASING THE COMMON STOCK OF PIKES PEAK ACQUISITIONS.COM, INC. INVESTING IN PIKES PEAK ACQUISITIONS.COM, INC. COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. ANY OF THE FOLLOWING RISKS COULD ADVERSELY AFFECT PIKES PEAK ACQUISITIONS.COMS BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT.

YOU SHOULD NOT RELY ON FORWARD-LOOKING STATEMENTS BECAUSE THEY ARE INHERENTLY UNCERTAIN.

  You should not rely on forward-looking statements in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipates, believes, plans, expects, future, intends and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on forward-looking statements, which apply only as of the date of this prospectus. Pikes Peak Acquisitions.coms actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Pikes Peak Acquisitions.coms described in Risk Factors and elsewhere in this prospectus.

RISKS RELATED TO PIKES PEAK ACQUISITIONS.COMS BUSINESS

  Pikes Peak Acquisitions.com has incurred losses since its inception June 1, 1999, and expects losses to continue for the foreseeable future.

  Pikes Peak Acquisitions.com is a new company and has no history of earnings or profit and there is no assurance that it will operate profitably in the future. As such, there is no assurance that Pikes Peak Acquisitions.com will provide a return on investment in the future.

  Pikes Peak Acquisitions.com is in the extreme early stages of development and could fail before implementing its business plan. It must be regarded as a start up venture that will incur net losses for the foreseeable future. Pikes Peak Acquisitions.com has no operating history or revenues from operations, and it faces unforeseen costs, expenses, problems and difficulties that could easily prevent it from ever becoming profitable. Pikes Peak Acquisitions.com success is dependent on a number of factors that should be considered by prospective investors. Pikes Peak Acquisitions.com has only recently acquired its principal asset. It is a relatively young company and has no history of earnings or profit and there is no assurance that it will operate profitably in the future. As such, there is no assurance that Pikes Peak Acquisitions.com will provide a return on investment in the future.

PIKES PEAK ACQUISITIONS.COMS DIRECTORS MAY DEVOTE MORE RESOURCES TO OTHER COMPANIES IN WHICH THEY HAVE AN INTEREST

  Pikes Peak Acquisitions.coms two officers and directors have interests in other companies in which they have financial interests, and which may demand time and resources. The president of the Company, J.P. Beehner, is also the president of Vitamineralherb.com. Both Mr. Beehner and the companys secretary/treasurer, Mrs. Mortenson, have financial interests in David R. Mortenson & Associates. Vitamineralherb.com, Inc., granted a license to David R. Mortenson & Associates to market vitamins, minerals and nutritional supplements under the Vitamineralherb label through the Vitamineralherb.com website. Disagreements among the entities involved may impact the Companys ability to do business, and the management of the Company may find itself in a conflict of interest. There are no provisions in the Companys corporate charter or its bylaws for officers or directors with a conflict of interest to step down or abstain from decision-making in the event of a conflict of interest.

PIKES PEAK ACQUISITIONS.COM MAY LOSE ITS VITAMINERALHERB LICENSE IF VITAMINERALHERB.COM DEFAULTS UNDER ITS AGREEMENT WITH ITS SUPPLIER

  Vitamineralherb.com granted the distribution license to Pikes Peak Acquisitions.com based on Vitamineralherb.coms Manufacturing
Agreement with International Formulation and Manufacturing Inc. If Vitamineralherb.com defaults under its agreement with International Formulation and Manufacturing, Inc., which has recently been acquired by Ives Formulation Co., it could lose access to its manufacturing source, and the rights Vitamineralherb.com has granted Pikes Peak Acquisitions.com would become meaningless. Similarly, any dispute between Ives Formulation Co. and Vitamineralherb.com (or their successors) could impair Pikes Peak Acquisitions.com ability to fully exploit its license rights. Any termination or impairment of Pikes Peak Acquisitions.com license rights due to circumstances under the control of Ives Formulation Co., Vitamineralherb.com or others with an interest in the products could prevent Pikes Peak Acquisitions.com from implementing its business plan, thereby limiting its profitability and decreasing the value of its stock.

PIKES PEAK ACQUISITIONS.COM WILL COMPLETE WITH OTHER INTERNET
RETAILERS AND MAY NOT ACHIEVE THE CUSTOMER BASE NECESSARY TO BECOME OR REMAIN PROFITABLE.

  Pikes Peak Acquisitions.coms future revenues and profits, if any, substantially depend upon the widespread acceptance and use of the Internet as an effective medium of business by target consumers.
Rapid growth in the use of and interest in the Internet has occurred only recently. As a result, acceptance and use may not continue to develop at historical rates, and a sufficiently broad base of consumers may not use the Internet and other online services as a medium of commerce. Further, the online market for such products is in its infancy, and is significantly less developed than the online market for books, auctions, music, software and numerous other consumer products. Even if use of the Internet and electronic commerce continues to increase, the rate of growth, if any, of the online vitamins, supplements, minerals and other similar products market could be significantly less than the online market for other products. Pikes Peak Acquisitions.com rate of revenue growth and prospects for profitability could therefore be significantly less than that of other online merchants.

PIKES PEAK ACQUISITIONS.COM MUST RELY ON ITS LICENSOR TO PROVIDE
CRITICAL SERVICES. FAILURE OF THE LICENSOR TO SUPPLY A SERVICE WILL HAMPER PIKES PEAK ACQUISITIONS.COMS ABILITY TO DO BUSINESS.

  As part of its license, Pikes Peak Acquisitions.coms licensor has agreed to provide and maintain (1) a website through which orders are placed and (2) a payment system for receipt of payments from customers and disbursement of funds to Pikes Peak Acquisitions.com and its supplier. If the licensor fails to provide these services, Pikes Peak Acquisitions.com may be able to conduct its business. If Pikes Peak Acquisitions.com is unable to conduct its business, it may lose customers and revenues. Pikes Peak Acquisitions.com future success will depend in part, on the licensors use of leading technologies to provide seamless access to and services through its website. The licensors network infrastructure may be vulnerable to computer viruses, hacking or similar disruptive problems caused by users, other connected Internet sites, instabilities in the Internet, interconnecting networks and various telephone networks. Computer viruses or problems caused by third parties could lead to interruptions, delays or cessation in service to Pikes Peak Acquisitions.com. If the licensor does not maintain an up-to-date, effective website, Pikes Peak Acquisitions.com may not be effective in its online sales.

PIKES PEAK ACQUISITIONS.COM RELIES ON THIRD PARTIES TO SUPPLY
TELECOMMUNICATION SERVICES AND ANY INTERRUPTION OF THESE SERVICES MAY HAVE AN ADVERSE EFFECT ON ITS ABILITY TO OPERATE

  Pikes Peak Acquisitions.com will rely on its licensors providers such as the local telephone companies and other companies to provide data-communications via local telecommunications lines and leased long-distance lines. The means of ordering and paying for products may be disrupted or eliminated if the licensor experiences disruption or capacity constraints in its telecommunications services. Pikes Peak Acquisitions.com or its licensor may be unable to replace these services on a timely basis or at all. If customer sales are disrupted, Pikes Peak Acquisitions.com will lose customers and profitability.

GOVERNMENT REGULATION OF THE INTERNET COULD ADVERSELY AFFECT PIKES PEAK ACQUISITIONS.COMS PROFITABILITY

  Existing or future legislation could limit growth in use of the Internet, which would curtail Pikes Peak Acquisitions.coms revenue growth. Any new regulation of Internet commerce could damage Pikes Peak Acquisitions.coms business, affect the profitability and perhaps the viability of its business plan, and cause the price of its common stock to decline. Regulation could prove to be burdensome, and impose significant additional costs on Pikes Peak Acquisitions.com s business or privacy, pricing, content, and quality of products and services. Laws and regulations applying to the solicitation, collection, or processing of personal or consumer information could limit Pikes Peak Acquisitions.coms activities. In addition, any regulation imposing fees for Internet use could result in a decline in the use of the Internet and the viability of Internet commerce, which could have a material adverse effect on Pikes Peak Acquisitions.coms business, results of operations, and financial condition.

NEW TAXATION COULD ADVERSELY AFFECT PIKES PEAK ACQUISITIONS.COMS
PROFITABILITY

  Any new regulation or taxation of Internet commerce could damage Pikes Peak Acquisitions.coms business, affect the profitability and perhaps the viability of its business plan, and cause the price of its common stock to decline. Such regulation or taxation could prove to be burdensome, and impose significant additional costs on Pikes Peak Acquisitions.coms business or subject it to additional liabilities.
As Internet commerce continues to evolve, increasing regulation by federal, state, or foreign agencies becomes more likely. Such regulation is likely in the areas of user privacy, pricing, content, and quality of products and services. Taxation of Internet use, or other charges imposed by government agencies or by private organizations for accessing the Internet, may also be imposed. Laws and regulations applying to the solicitation, collection, or processing of personal or consumer information could limit Pikes Peak Acquisitions.com activities. In addition, any regulation imposing fees for Internet use could result in a decline in the use of the Internet and the viability of Internet commerce, which could have a material adverse effect on Pikes Peak Acquisitions.coms business, results of operations, and financial condition.

GOVERNMENT REGULATION OF PRODUCTS COULD ADVERSELY AFFECT VIABILITY OF DIETARY SUPPLEMENTS.

  Extensive federal government regulations may restrict the way Pikes Peak Acquisitions.com sells its products, resulting in restrictions on the products and content Pikes Peak Acquisitions.com offers its customers and significant additional expenses. The manufacture, packaging, labeling, advertising, promotion, distribution and sale of Pikes Peak Acquisitions.com products are subject to regulation by numerous governmental agencies, the most active of which is the Food and Drug Administration which regulates Pikes Peak Acquisitions.coms products under the Federal Food, Drug and Cosmetic Act and associated regulations.

  U.S. federal, state and local government regulations may also restrict Pikes Peak Acquisitions.coms products. The manufacture, packaging, labeling, advertising, promotion, distribution and sale of Pikes Peak Acquisitions.coms products are subject to regulation by numerous governmental agencies, the most active of which is the U.S. Food and Drug Administration, which regulates Pikes Peak Acquisitions.coms products under the Federal Food, Drug and Cosmetic Act and regulations promulgated thereunder. Pikes Peak Acquisitions.coms products are also subject to regulation by, among other regulatory entities, the Consumer Product Safety Commission, the U.S. Department of Agriculture, and the Environmental Protection Agency. Advertising and other forms of promotion and methods of marketing of Pikes Peak Acquisitions.coms products are subject to regulation by the U.S. Federal Trade Commission, which regulates these activities under the Federal Trade Commission Act. The manufacture, labeling and advertising of Pikes Peak Acquisitions.coms products are also regulated by various state and local agencies as well as those of each foreign country to which it distributes its products.

  Pikes Peak Acquisitions.com cannot be certain that its attempts, or those of its suppliers, to comply with laws and regulations in this area are or will be deemed sufficient by the appropriate regulatory agencies. Enforcement actions by any of these regulatory agencies can result in civil and criminal penalties, an injunction to stop or modify certain selling methods, seizure of Pikes Peak Acquisitions.coms products, adverse publicity or voluntary recalls and labeling changes. If any governmental agency were to undertake an enforcement action against Pikes Peak Acquisitions.com, it could cause an immediate decrease in its revenues, cause it to incur significant additional expenses and result in a decrease in its stock price. Pikes Peak Acquisitions.coms efforts to comply with existing laws and regulations my be costly, may force it to change its selling strategy and may not be successful. Pikes Peak Acquisitions.com cannot promise that it will be able to comply with any existing or future laws, regulations, interpretations or applications without incurring significant costs or adjusting its business model. A more detailed discussion of the government regulations affecting Pikes Peak Acquisitions.coms business is included in this prospectus under the heading Business Regulatory Environment.

HEAVY DEPENDENCE ON ONE INDIVIDUAL WHO WILL NOT DEVOTE HIS FULL TIME AND ATTENTION TO PIKES PEAK ACQUISITIONS.COM AFFAIRS COULD RESULT IN DELAYS OR BUSINESS FAILURE

  Mr. Beehner is serving as Pikes Peak Acquisitions.coms President and Director. Loss of Mr. Beehners services may hamper Pikes Peak Acquisitions.coms ability to implement its business plan, and could cause its stock to be worthless. Pikes Peak Acquisitions.com will be heavily dependent upon Mr. Beehners entrepreneurial skills and experience to implement its business plan and may, from time to time, find that his inability to devote full time and attention to its affairs will result in delay(s) in progress towards the implementation of its business plan or in a failure to implement its business plan. Moreover, Pikes Peak Acquisitions.com does not have an employment agreement with Mr. Beehner, and as a result, there is no assurance that he will continue to manage its affairs in the future. Nor has Pikes Peak Acquisitions.com obtained a key man life insurance policy on Mr. Beehner. Pikes Peak Acquisitions.com could lose the services of Mr. Beehner, or Mr. Beehner could decide to join a competitor or otherwise compete directly or indirectly with Pikes Peak Acquisitions.com, which would have a significant adverse effect on its business and could cause the price of its stock to be worthless. The services of Mr. Beehner would be difficult to replace. Because investors will not necessarily be able to evaluate the merits of Pikes Peak Acquisitions.coms business decisions, they should carefully and critically assess Mr. Beehners background. See Directors and Executive Officers.

  MR. BEEHNER HAS NO EXPERIENCE IN PIKES PEAK ACQUISITIONS.COMS LINE OF BUSINESS AND MAY MAKE POOR BUSINESS DECISIONS WHICH MAY ADVERSELY AFFECT ITS BUSINESS.

  Mr. Beehner has no experience in marketing and retail sale of vitamins and other nutritional supplements, or the sale of products over the Internet. Mr. Beehner is not a doctor, nutritionist, or health professional by trade. As a result, Pikes Peak Acquisitions.com will likely need to rely on others who understand the sale and marketing of nutritional supplements. Because of lack of experience in this line of business, Pikes Peak Acquisitions.com my overestimate the marketability of the Vitamineralherb.com products and may underestimate the costs and difficulties associated with selling and distributing of the products. Any such unanticipated costs or difficulties could prevent Pikes Peak Acquisitions.com from implementing its business plan, thereby limiting its profitability and decreasing the value of its stock.

PIKES PEAK ACQUISITIONS.COM MAY BE SUBJECT TO PRODUCT LIABILITY
LITIGATION AND/OR REGULATION WHICH COULD ADVERSELY AFFECT ITS
BUSINESS.

  Pikes Peak Acquisitions.com, like other retailers, distributors and manufacturers of dietary supplements designed for human consumption, faces an inherent risk of exposure to product liability claims in the event that the use of its products results in injury. Pikes Peak Acquisitions.com may be subjected to various product liability claims, including, among others, that its products include inadequate instructions for use or inadequate warnings concerning possible side effects and interactions with other substances. Pikes Peak Acquisitions.com relies on third party manufacturers for its products. Pikes Peak Acquisitions.com has no product liability insurance coverage. Although its licensor warrants the products and provides indemnification to Pikes Peak Acquisitions.com for losses, claims, and expenses arising from a breach of the product warranties, any such indemnification is limited by its terms and, as a particular matter, is limited to the creditworthiness of the indemnifying party. In the event that Pikes Peak Acquisitions.com does not have adequate indemnification, product liabilities relating to its products could have a material adverse effect on its business, financial condition and results of operations.

UNFAVORABLE PUBLICITY MAY CURTAIL THE MARKET FOR PIKES PEAK
ACQUISITIONS.COMS PRODUCTS

  The dietary supplement market is affected by national media attention regarding the consumption of dietary supplements. Pikes Peak Acquisitions.com is highly dependent upon consumers perceptions of the safety and quality of its products as well as dietary supplements distributed by other companies. Any negative publicity asserting that these products may be harmful or questioning their efficacy could have a material adverse effect on Pikes Peak Acquisitions.coms business, regardless of whether these reports are scientifically supported or whether the claimed harmful effects would be present at the dosages recommended for these products. Because of Pikes Peak Acquisitions.coms dependence on consumers perceptions, adverse publicity associated with illness or other adverse effects resulting from the consumption of its products or any similar products distributed by other companies and future reports of research that are perceived as less favorable or that question earlier research could have a material adverse effect on Pikes Peak Acquisitions.coms sales and therefore its profitability.

PIKES PEAK ACQUISITIONS.COM WILL COMPETE WITH OTHER VITAMIN RETAILERS AND MAY NOT ACHIEVE THE CUSTOMER BASE NECESSARY TO BECOME OR REMAIN PROFITABLE

  The electronic commerce industry is new, rapidly evolving and intensely competitive, and Pikes Peak Acquisitions.com expects competition to intensify in the future. Barriers to entry are minimal and current and new competitors can launch sites at a relatively low cost. In addition, the vitamin market is very competitive and highly fragmented, with no clear dominant leader and increasing public and commercial attention. Pikes Peak Acquisitions.com competes with a variety of other companies, including traditional vitamin retailers, the online retail initiatives and other Vitamineralherb.com licensees. Many of Pikes Peak Acquisitions.coms potential competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than Pikes Peak Acquisitions.com has. In addition, an online retailer may be acquired by, receive investments from, or enter into other commercial relationships with, larger, well-established and well-financed companies as use of the Internet and other electronic services increases. Competitors have and may continue to adopt aggressive pricing of inventory availability policies and devote substantially more resources to website and systems development than Pikes Peak Acquisitions.com does. Increased competition may result in reduced operating margins and loss of market share.

POTENTIAL BUSINESS COMBINATIONS DILUTE STOCKHOLDER VALUE

  Because Pikes Peak Acquisitions.com may not be successful in developing a viable market for the Vitamineralherb.com products, its management will spend a significant portion of the time it devotes to evaluating other business opportunities that may be available to Pikes Peak Acquisitions.com. In the event of a business combination, the ownership interests of holders of existing shares of Pikes Peak Acquisitions.com stock will be diluted. Due to its limited financial resources, the only way Pikes Peak Acquisitions.com will be able to diversify its activities, should its business plan prove to be impractical, would be to enter into a business combination.

  Any asset acquisition or business combination would likely include the issuance of a significant amount of Pikes Peak Acquisitions.coms common stock, which would dilute the ownership interest of holders of existing shares, and may result in a majority of the voting power being transferred to new investors. Depending on the nature of the transaction, Pikes Peak Acquisitions.coms stockholders may not have an opportunity to vote on whether to approve it. For example, Pikes Peak Acquisitions.com board of directors may decide to issue a significant amount of stock to effect a share exchange with another company. Such a transaction does not require shareholder approval, but Pikes Peak Acquisitions.coms officers and directors must exercise their powers in good faith and with a view to the interests of the corporation.

POTENTIAL BUSINESS COMBINATIONS COULD BE DIFFICULT TO INTEGRATE AND DISRUPT BUSINESS

  Any acquisition of or business combination with another company could disrupt Pikes Peak Acquisitions.coms ongoing business, distract management and employees and increase its expenses. If Pikes Peak Acquisitions.com acquires a company, it could face difficulties in assimilating that companys personnel and operations. In addition, the key personnel of the acquired company may decide not to work for Pikes Peak Acquisitions.com. Acquisitions also involve the need for integration into existing administration, services, marketing, and support efforts. Any amortization of goodwill or other assets, or other charges resulting form the costs of these acquisitions, could limit Pikes Peak Acquisitions.coms profitability and decrease the value of its stock. In addition, Pikes Peak Acquisitions.com liquidity and capital resources may be diminished prior to or as a result of consummation of a business combination and its capital may be further depleted by the operating losses (if any) of the business entity that Pikes Peak Acquisitions.com may eventually acquire.

PIKES PEAK ACQUISITIONS.COM MAY ENTER INTO NEW LINE OF BUSINESS WHICH INVESTORS COULD NOT EVALUATE

  In the event of a business combination, acquisition, or change in shareholder control, Pikes Peak Acquisitions.com may enter into a new line of business that an investor did not anticipate and in which that investor may not want to participate. Pikes Peak Acquisitions.com may make investments in or acquire complementary products, technologies and businesses, or businesses completely unrelated to its current business plan. Similarly, an asset acquisition or business combination would likely include the issuance of a significant amount of Pikes Peak Acquisitions.com common stock, which may result in a majority of the voting power being transferred to new investors. New investors may replace Pikes Peak Acquisitions.coms management. New management may decide not to continue to implement Pikes Peak Acquisitions.coms current business plan, and may decide to enter into a business completely unrelated to the current business plan which an investor did not anticipate and in which that investor may not want to participate. In such case, an investor could lose its entire investment on a business decision it did not get to evaluate at the time of investing in Pikes Peak Acquisitions.com.


                            FINANCIAL RISKS

PIKES PEAK ACQUISITIONS.COM HAS NO OPERATING HISTORY AND FINANCIAL RESULTS ARE UNCERTAIN

  Pikes Peak Acquisitions.com is a young company with no history of earnings or profit and there is no assurance that it will operate profitably in the future. Pikes Peak Acquisitions.com faces all the risks of a new business. As a result of Pikes Peak Acquisitions.coms limited operating history, it is difficult to accurately forecast its potential revenue, and there is no meaningful historical financial data upon which to base planned operating expenses. Its revenue and income potential is unproven and its business model is still emerging. As such, there is no assurance that Pikes Peak Acquisitions.com will provide a return on investment in the future. An investor in Pikes Peak Acquisitions.coms common stock must consider the challenges, risks and uncertainties frequently encountered by early-stage companies using new and unproven business models in new and rapidly evolving markets. These challenges include our ability to:

  - execute on Pikes Peak Acquisitions.coms business model;

  - create brand recognition;

  - manage growth in Pikes Peak Acquisitions.coms operations;

  - create a customer base cost-effectively;

  - retain customers;

  - access additional capital when required;

  - attract and retain key personnel.

  Pikes Peak Acquisitions.com cannot be certain that its business model will be successful or that it will successfully address these and other challenges, risks and uncertainties. Consumers of vitamins, supplements, minerals and other similar products may not purchase products from our site, which would reduce our revenues and prevent us from becoming profitable.

PIKES PEAK ACQUISITIONS.COM MAY NEED ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE, OR WHICH MAY DILUTE THE OWNERSHIP INTERESTS OF
INVESTORS

  Pikes Peak Acquisitions.coms ultimate success will depend on its ability to raise additional capital. No commitments to provide additional funds have been made by management or other shareholders. Pikes Peak Acquisitions.com has not investigated the availability, source or terms that might govern the acquisition of additional financing. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to Pikes Peak Acquisitions.com. If not available, Pikes Peak Acquisitions.coms operations would be severely limited, and it would be unable to implement its business plan.


                           INVESTMENT RISKS

PIKES PEAK ACQUISITIONS.COM COMMON STOCK HAS NO PRIOR MARKET, AND
PRICES MAY DECLINE AFTER THE OFFERING

  There is no public market for Pikes Peak Acquisitions.coms common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate its investment without considerable delay, if at all. The trading market price of Pikes Peak Acquisitions.coms common stock may decline below the offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for Pikes Peak Acquisitions.coms common stock may not develop or be sustained. Factors such as those discussed in this Risk Factors section may have a significant impact on the market price of Pikes Peak Acquisitions.coms securities.
Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in Pikes Peak Acquisitions.coms common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in Pikes Peak Acquisitions.com stock.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF
PIKES PEAK ACQUISITIONS.COM STOCK DUE TO STATE BLUE SKY LAWS

  Because Pikes Peak Acquisitions.coms securities have not been registered for resale under the blue sky laws of any state, the holders of such shares and those persons desiring to purchase them in any trading market that my develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy Pikes Peak Acquisitions.coms securities. Each state has its own securities laws, often called blue sky laws, which limit sales of stock to a states residents unless the stock is registered in that state or qualifies for an exemption from registration, and govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, and the broker must be registered in that state, or otherwise be exempt from registration. Pikes Peak Acquisitions.com does not know whether its stock will be registered under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for Pikes Peak Acquisitions.coms stock.

  Accordingly, investors should consider the secondary market for Pikes Peak Acquisitions.coms securities to be a limited one. Investors may be unable to resell their stock, or may be unable to resell it without the significant expense of state registration or qualification.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF PIKES PEAK ACQUISITIONS.COM STOCK DUE TO FEDERAL PENNY STOCK REGULATIONS

  In addition, the Securities and Exchange Commission has adopted a number of rules to regulate penny stocks. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the
Securities and Exchange Act of 1934, as amended. Because Pikes Peak Acquisitions.coms securities may constitute penny stock within the meaning of the rules, the rules would apply to Pikes Peak Acquisitions.com and its securities. The rules may further affect the ability of owners of Pikes Peak Acquisitions.coms shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active.
Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

  Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

  - control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

  - manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

  - boiler room practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

  - excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

  - The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.


                            USE OF PROCEEDS

  The net proceeds to Pikes Peak Acquisitions.com from the sale of the 4,000,000 shares of common stock offered by Pikes Peak Acquisitions.com hereby at an assumed initial public offering price of $.01 per share are estimated to be $40,000. Pikes Peak Acquisitions.com expects to use the net proceeds for organizational purposes, to conduct a search for employees, and to determine the feasibility of selling Vitamineralherb.com products to specific markets.

  Pikes Peak Acquisitions.com continually evaluates other business opportunities that may be available to it, whether in the form of assets acquisitions or business combinations. Pikes Peak Acquisitions.coms may use a portion of the proceeds for these purposes. Pikes Peak Acquisitions.com is not currently a party to any contracts, letters of intent, commitments or agreements and is not currently engaged in active negotiations with respect to any acquisitions.

  Pikes Peak Acquisitions.com has not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, Pikes Peak Acquisitions.coms management will have significant flexibility in applying the net proceeds of the offering.


                    DETERMINATION OF OFFERING PRICE

  Pikes Peak Acquisitions.com arbitrarily determined the price of the Units in this Offering. The offering price is not an indication of and is not based upon the actual value of Pikes Peak Acquisitions.com. It bears no relationship to the book value, assets or earnings of Pikes Peak Acquisitions.com or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.


                       SELLING SECURITY HOLDERS

  There are no selling security holders.


                         PLAN OF DISTRIBUTION

  Pikes Peak Acquisitions.com will sell a maximum of 4,000,000 shares of its common stock to the public on a best efforts basis. There can be no assurance that any of these shares will be sold. The gross proceeds to Pikes Peak Acquisitions.com will be $40,000 if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by Pikes Peak Acquisitions.com, or any of its principals, to any person or firm in connection with solicitation of sales of the shares. No public market currently exists for shares of Pikes Peak Acquisitions.com.


                           LEGAL PROCEEDINGS

  Pikes Peak Acquisitions.com is not a party to any pending legal proceeding or litigation and none of its property is the subject of a pending legal proceeding. Further, the officers and directors knows of no legal proceedings against Pikes Peak Acquisitions.com or its property contemplated by any governmental authority.


     DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

  The following table sets forth the name age and position of each director and executive officer of Pikes Peak Acquisitions.com.

Name                          Age              Position

J.P. Beehner                  52               President, Director

Dorothy A. Mortenson          50               Secretary/Treasurer,
Director

  J.P. Beehner was elected as an officer and director of the Company by its current shareholders. He have served in this capacity since June 18, 1999. Mr. Beehner is also a shareholder in the company. He has worked in busuness management and corporate accounting for over thirty years. His business experience includes construction, insurance, manufacturing, real estate, and retail sales and service.

  Dorothy A. Mortenson has been an officer and director of the Company since June 18, 1999, and is also a current shareholder of the Company. She is a non-practicing accountant who works with her husband, David
R. Mortenson of David R. Mortenson & Associates to develop strategic business plans for emerging growth companies. While living in Belize, Central America, she was responsible for setting up and implementing some of the first computerized accounting systems there.

  The directors named above are elected for one year terms at the annual shareholders meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreements. No employment agreements currently exist or are contemplated. There is no agreement or understanding between the directors and officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

  Mr. Beehner and Mrs. Mortenson will devote their time to the Companys affairs on an as needed basis. As a result, the actual amount of time that they will devote to the Companys affairs is unknown and is likely to vary substantially from month to month.

  Mrs. Dorothy A. Mortenson may have conflicts of interest with the company. Mrs. Mortenson has interests in David R. Mortenson & Associates, and that partnership is operated principally by Mrs. Mortensons husband, David R. Mortenson (see Certain Relationships and Related Transactions). There are no disinterested directors or officers to make decisions in the Company if a conflict arises in regard to the Companys business.


    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of June 1, 2000 Pikes Peak Acquisitions.coms outstanding common stock owned of record or beneficially by each Executive Officer and Director and by each person who owned of record, or was known by Pikes Peak Acquisitions.com to own beneficially, more than 5% of its common stock, and the shareholdings of all Executive Officers and Directors as a group.
Each person has sole voting and investment power with respect to the shares shown.

                                  Number of         Percentage of
  Name                           Shares Held         Shares Owned

  J.P. Beehner                   1,250,000                28%
  P.O. Box 2370
  Alvin, TX 77512-2370

  Dorothy A. Mortenson           1,250,000                28%
  P.O. Box 5034
  Alvin, TX 77512-5034

  David R. Mortenson               200,000                4.44%
  P.O. Box 5034
  Alvin, TX 77512-5034

  Roy Donovan Hinton, Jr.          200,000                4.44%
  P.O. Box 4456
  Pasadena, TX 78064

  Marie M. Charles                 200,000                4.44%
  P.O. Box 34830
  Houston, TX 77034

  George R. Quan                   200,000                4.44%
  313 Oakhaven Dr.
  Pleasonton, TX 78064

  Marsha Quan                      200,000                4.44%
  313 Oakhaven Dr.
  Pleasonton, TX 78064

  Darren Quan                      200,000                4.44%
  313 Oakhaven Dr.
  Pleasanton, TX 78064

  Russell Linnell                  200,000                4.44%
  1943 Bluestone
  Kalispell, MT 59901

  Gregory Lynn Bauska              200,000                4.44%
  102 Winchester
  Kalispell, MT 59901

  William Jay Pierson              200,000                4.44%
  6710 Lynx Lane
  Flagstaff, AZ 86001

  Gail Gessert, PhD                200,000                4.44%
  19703 Lake Drive
  Escondido, CA 92029


                       DESCRIPTION OF SECURITIES

  The following description of Pikes Peak Acquisitions.coms capital sock is a summary of the material terms of its capital stock. This summary is subject to and qualified in its entirety by Pikes Peak Acquisitions.coms articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Nevada law.

  The authorized capital stock of Pikes Peak Acquisitions.com consists of 25,000,000 shares, with a par value of $0.001 each. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of Pikes Peak Acquisitions.coms common stock.

  The holders of shares of common stock of Pikes Peak Acquisitions.com do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Pikes Peak Acquisitions.com directors.

  The holders of shares of common stock are entitled to dividends, out of funds legally available therefor, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. The holders of the shares of common stock have no preemptive or subscription rights. In the event of liquidation, dissolution or winding up of the affairs of Pikes Peak Acquisitions.com, holders are entitled to receive, ratably, the net assets of Pikes Peak Acquisitions.com available to shareholders after payment of all creditors.

  All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of Pikes Peak Acquisitions.com common stock are issued, the relative interests of existing shareholders may be diluted.


                 INTEREST OF NAMED EXPERTS AND COUNSEL

  Neither Elliott Tulk Pryce Anderson nor Edward T. Block, P.S.,
Attorney at Law was employed on a contingent basis in connection with the registration or offering of Pikes Peak Acquisitions.coms common stock.


                   DISCLOSURE OF COMMISSION POSITION
           ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

  Pikes Peak Acquisitions.coms bylaws, filed herewith as Exhibit
3.2, provide that it will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of Pikes Peak Acquisitions.com or is or was serving at the request of Pikes Peak Acquisitions.com as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Pikes Peak Acquisitions pursuant to the forgoing provisions or otherwise, Pikes Peak Acquisitions.com has been advised that, in the opinion of the Securities and Exchange
Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.


                        DESCRIPTION OF BUSINESS

GENERAL

  Pikes Peak Acquisitions.com was incorporated under the laws of the State of Nevada on June 1, 1999, and is in its early developmental and promotional stages. To date, Pikes Peak Acquisitions.coms only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan. Pikes Peak Acquisitions.com has not commenced commercial operations. Pikes Peak Acquisitions.com has no full time employees and owns no real estate. Pikes Peak Acquisitions.coms business plan is to determine the feasibility of selling Vitamineralherb.com products to specific markets. Should Pikes Peak Acquisitions.com determine that the plan is feasible, it intends to market high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers via the Internet for sale to their clients.

ACQUISITION OF THE LICENSE

  On February 14, 2000, Pikes Peak Acquisitions.com acquired a License Agreement with Vitamineralherb.com, filed herewith as Exhibit
10.1. The License Agreement grants an exclusive right to distribute Vitamineralherb.com products to health and fitness professionals in the state of Colorado via the Internet. Pikes Peak Acquisitions.com acquired the license under the terms of a settlement agreement by and between Pikes Peak Acquisitions.com and Mortenson & Associates, an affiliate of Vitamineralherb.com. Mortenson & Associates had granted Pikes Peak Acquisitions.com a license to distribute and produce an oxygen enriched water product, called Biocatalyst, for remediation of sewage and waste water in septic tanks and waste water treatment facilities. Mortenson & Associates acquired its right to sublicense Biocatalyst to Pikes Peak Acquisitions.com from NW Technologies Inc. As a result of a legal dispute between Mortenson & Associates principal and NW Technologies, Mortenson & Associates was unable to fulfill its obligations to Pikes Peak Acquisitions.com under the license. Under the terms of the settlement agreement, Vitamineralherb.com, an affiliate of Mortenson & Associates, granted to Pikes Peak Acquisitions.com the license to distribute Vitamineralherb.com products in part for its agreement not to pursue its claims against Mortenson & Associates.

THE LICENSE

  Pikes Peak Acquisitions.com has a three-year license, filed herewith as Exhibit 10.1, to market and sell vitamins, minerals, nutritional supplements, and other health and fitness products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers via the Internet for sale to their clients. The license will be automatically renewed unless Pikes Peak Acquisitions.com or Vitamineralherb.com gives the other notice of its intent not to renew.

  As a licensee of Vitamineralherb.com, Pikes Peak Acquisitions.com eliminates the need to develop products, store inventory, build and maintain a website, establish banking liaisons, and develop a fulfillment system, hereby enabling Pikes Peak Acquisitions.com to focus strictly on marketing and sales. Pikes Peak Acquisitions.com plans to target health and fitness professionals in the state of Colorado who wish to offer health and fitness products to their customers.

  Pikes Peak Acquisitions.com (and its customers) will have access to all products offered on the Vitamineralherb website, as well as the ability to order custom-formulated and custom-labeled products. Vitamineralherb.com sets the price for products based on the manufacturers price, plus a mark up which provides a 10% commission to Vitamineralherb.com and a profit for Pikes Peak Acquisitions.com. Three different labeling options are available to customers: First, products may be ordered with the manufacturers standard label with no customization. Second, the fitness or health professional may customize the labels by adding its name, address, and phone number to the standard label. In most cases, these labels would be a standardized label with product information and a place on the label for the wording Distributed by. This gives these health and fitness professionals a competitive edge. Third, labels may be completely customized for the health or fitness professional.

  When a fitness or health professional becomes a client, Pikes Peak Acquisitions.com salesperson will show the client how to access the Vitamineralherb website. The client is assigned an identification number that identifies it by territory, salesperson, and business name, address, and other pertinent information. The health or fitness professional may then order the products it desires directly through the Vitamineralherb.com website, paying for the purchase with a credit card, electronic check (e-check), or debit card. All products are shipped by the manufacturer, directly to the professional or its clients.

  The website is maintained by Vitamineralherb.com, and each licensee pays an annual website maintenance fee of $500. All financial transactions are handled by Vitamineralherb.coms Internet clearing bank. The Vitamineralherb webmaster downloads e-mail orders several times a day, checks with clearing bank for payment and then submits the product order and electronic payment to Ives Formulation Company. Vitamineralherb.com then forwards the money due Pikes Peak Acquisitions.com via electronic funds transfer, Vitamineralherbs software tracks all sales through the customers identification number, and at month end, e-mails to Pikes Peak Acquisitions.com and customer a detailed report including sales commissions. Vitamineralherb has indicated that it will use e-commerce advertising such as banner ads on major servers and websites, as well as trying to insure that all major search engines pick Vitamineralherb.com first. Sales originating from the website to customers located in Colorado will automatically be assigned to Pikes Peak Acquisitions.com.


            BACKGROUND ON THE MANUFACTURER AND DISTRIBUTOR

  On June 9, 1999, Vitamineralherb.com entered into a manufacturing agreement with International Formulation and Manufacturing, Inc., a nutraceuticals manufacturing firm, located in San Diego, California. International Formulation and Manufacturing is a contract manufacturer of vitamin, mineral, nutritional supplement, and alternative health products for various marketing organizations; International Formulation and Manufacturing was recently purchased by Ives Formulation Co which has signed an identical manufacturing agreement with Vitamineralherb.com. In addition to a line of standard products, Ives Formulation Co. is able to manufacture custom blended products for customers. Ives Formulation Co. also has the capability to supply privately labeled products for Pikes Peak Acquisitions.coms customers at a minimal added cost.

INDUSTRY BACKGROUND

  Growth of the Internet and electronic commerce. The Internet has become an increasingly significant medium for communication, information and commerce. According to NUA Internet Surveys, as of February 2000, there were approximately 275.5 million Internet users worldwide. At the IDC Internet Executive Forum held on September 28-29, 1999, IDC stated that in 1999 US $109 billion in purchases were impacted by the Internet. IDCs vice president, Sean Kaldor, indicated that figure is expected to increase more than ten-fold over the next five years to US $1.3 trillion in 1003, with $842 million completed directly over the Web. Pikes Peak Acquisitions.com believes that this dramatic growth presents significant opportunities for online retailers.

  The vitamin, supplement, mineral and alternative health product market. In recent years, a growth awareness of vitamins, herbs, and other dietary supplements by the general public has created a whole new segment in the field of medicine and health care products. According to Jupiter Communications, online sales of such products are expected to be US $434 million in the year 2003, up from $1 million in 1998. Pikes Peak Acquisitions.com believes that several factors are driving this growth, including a rapidly growing segment of the population that is concerned with aging and disease, a growing interest in preventative health care, favorable consumer attitudes toward alternative health products and a favorable regulatory statute, the Dietary Supplement Health and Education Act of 1994.

COMPETITION

  The electronic commerce industry is new, rapidly evolving and intensely competitive, and Pikes Peak Acquisitions.com expects competition to intensify in the future. Barriers to entry are minimal and current and new competitors can launch sites at a relatively low cost. In addition, the vitamin, supplement, mineral and alternative health product market is very competitive and highly fragmented, with no clear dominant leader and increasing public and commercial attention.

  Pikes Peak Acquisitions.coms competitors can be divided into several groups including:

  - traditional vitamins, supplements, minerals and alternative health products retailers;

  - the online retail initiatives of several traditional vitamins, supplements, minerals and alternative health products retailers;

  - online retailers of pharmaceutical and other health-related products that also carry vitamins, supplements, minerals and alternative health products;

  - independent online retailers specializing in vitamins, supplements, minerals and alternative health products;

  - mail-order and catalog retailers of vitamins, supplements, minerals and alternative health products, some of which have already developed online retail outlets; and

  - direct sales organizations, retail drugstore chains, health food store merchants, mass market retail chains and various manufacturers of alternative health products.

  Many of Pikes Peak Acquisitions.coms potential competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than Pikes Peak Acquisitions.com has. In addition, an online retailer may be acquired by, receive investments from, or enter into other commercial relationships with, larger, well-established and well-financed companies as use of the Internet and other electronic services increases. Competitors have and may continue to adopt aggressive pricing or inventory availability policies and devote substantially more resources to website and systems development than Pikes Peak Acquisitions.com does. Increased competition may result in reduced operating margins and loss of market share.

  Pikes Peak Acquisitions.com believes that the principal competitive factors in its market are:

  -    ability to attract and retain customers

  -    breadth of product selection;

  -    product pricing;

  -    ability to customize products and labeling;

  -    quality and responsiveness of customer service.

  Pikes Peak Acquisitions.com believes that it can compete favorably on these factors. However, Pikes Peak Acquisitions.com will have no control over how successful its competitors are in addressing these factors. In addition, with little difficulty, Pikes Peak Acquisitions.coms online competitors can duplicate many of the products or services offered on the Vitamineralherb.com site.

  Pikes Peak Acquisitions.com believes that traditional retailers of vitamins, supplements, minerals and other alternative health products face several challenges in succeeding:

  - Lack of convenience and personalized service. Traditional retailers have limited store hours and locations. Traditional retailers are also unable to provide consumers with product advice tailored to their particular situation.

  - Limited product assortment. The capital and real estate intensive nature of store-based retailers limit the product selection that can be economically offered in each store location.

  - Lack of Customer Loyalty. Although the larger traditional retailers often attract customers, many of these customers are only one-time users. People are often attracted to the name brands, but find the products are expensive. It is understood that these are quality products and have value, but the multilevel structure of marketing often employed by large retailers mandate high prices.

  As a result of the foregoing limitations, Pikes Peak
Acquisitions.com believes there is significant unmet demand for an alternative shopping channel that can provide consumers of vitamins, supplements, minerals and other alternative health products with a broad array of products and a convenient and private shopping experience.

  Pikes Peak Acquisitions.com hopes to attract and retain consumers through the following key attributes of its business:

  -    Broad Expandable Product Assortment. Pikes Peak
     Acquisitions.coms product selection is substantially larger than that offered by store-based retailers.

  - Low Product Prices. Product prices can be kept low due to volume purchases through Pikes Peak Acquisitions.com affiliation with Vitamineralherb.com and other licensees. Product prices will also be lower due to Pikes Peak Acquisitions.coms lack of need of inventory and warehouse space. All products are shipped from Ives Formulation Companys inventory.

  - Accessibility to Customized Products. At minimal cost, health and fitness practitioners may offer their customers customized products.

  - Access to Personalized Programs. Health or fitness professionals can tailor vitamin and dietary supplement regimes to their clients.

REGULATORY ENVIRONMENT

  The manufacturing, processing, formulating, packaging, labeling and advertising of the products Pikes Peak Acquisitions.com sells in Colorado are or may be subject to regulation by the Food & Drug Administration which administers the Federal Food, Drug, & Cosmetics Act along with relevant regulation thereto. Regulated products include herbal remedies, natural health remedies, functional foods and nutraceuticals.

  The manufacturing, processing, formulating, packaging, labeling and advertising of the products Pikes Peak Acquisitions.com sells may also be subject to regulation by one or more U.S. federal agencies, including the Food and Drug Administration, the Federal Trade
Commission, the United States Department of Agriculture and the
Environmental Protection Agency. These activities also may be regulated by various agencies of the states, localities and foreign countries in which consumers reside.

  The Food and Drug Administration, in particular, regulates the formulation, manufacture, labeling and distribution of foods, including dietary supplements, cosmetics and over-the-counter of homeopathic drugs. Under the Federal Food, Drug, and Cosmetic Act, the Food and Drug Administration may undertake enforcement actions against companies marketing unapproved drugs, or adulterated or misbranded products. The remedies available to the Food and Drug Administration include: criminal prosecution; an injunction to stop the sale of a companys products; seizure of products; adverse publicity; and voluntary recalls and labeling changes.

  Food and Drug Administration regulations require that certain informational labeling be presented in a prescribed manner on all foods, drugs, dietary supplements and cosmetics. Specifically, the Food, Drug, and Cosmetic Act requires that food, including dietary supplements, drugs and cosmetics, not be misbranded. A product may be deemed an unapproved drug and misbranded if it bears improper claims or improper labeling. The Food and Drug Administration has indicated that promotional statements made about dietary supplements on a companys website may constitute labeling for purposes of compliance with the provisions of the Food, Drug, and Cosmetic Act. A manufacturer or distributor of dietary supplements must notify the Food and Drug Administration when it markets a product with labeling claims that the product has an effect on the structure or function of the body. Noncompliance with the Food, Drug, and Cosmetic Act, and recently enacted amendments to that Act discussed below, could result in enforcement action by the Food and Drug Administration.

  The Food, Drug, and Cosmetic Act has been amended several times with respect to dietary supplements, most recently by the Nutrition Labeling and Education Act of 1990 and the Dietary Supplement Health and Education Act of 1994. The Dietary Supplement Health and Education Act created a new statutory framework governing the definition, regulation and labeling of dietary supplements. With respect to definition, the Dietary Supplement Health and Education Act created a new class of dietary supplements, consisting of vitamins, minerals, herbs, amino acids and other dietary substances for human use to supplement the diet, as well as concentrates, metabolites, extracts or combinations of such dietary ingredients. Generally, under the Dietary Supplement Health and Education Act, dietary ingredients that were on the market before October 15, 1994 may be sold without Food and Drug Administration pre-approval and without notifying the Food and Drug Administration. In contrast, a new dietary ingredient, i.e., one not on the market before October 15, 1994, requires proof that it has been used as an article of food without being chemically altered or evidence of a history of use or other evidence of safety establishing that it is reasonably expected to be safe. Retailers, in addition to dietary supplement manufacturers, are responsible for ensuring that the products they market for sale comply with these regulations. Noncompliance could result in enforcement action by the Food and Drug Administration, an injunction prohibiting the sale of products deemed to be non compliant, the seizure of such products and criminal prosecution.

  The Food and Drug Administration has indicated that claims or statements made on a companys website about dietary supplements may constitute labeling and thus be subject to regulation by the Food and Drug Administration. With respect to labeling, the Dietary Supplement Health and Education Act amends, for dietary supplements, the Nutrition Labeling and Education Act by providing that statements of nutritional support, also referred to as structure/function claims, may be used in dietary supplement labeling without Food and Drug Administration pre-approval, provided certain requirements are met. These statements may describe how particular dietary ingredients affect the structure or function of the body, or the mechanism of action by which a dietary ingredient may affect body structure or function, but may not state a drug claim, i.e., a claim that a dietary supplement will diagnose, mitigate, treat, cure or prevent a disease. A company making a statement of nutritional support must possess substantiating evidence for the statement, disclose on the label that the Food and Drug Administration has not reviewed the statement and that the product is not intended for use for a disease and notify the Food and Drug Administration of the statement within 30 days after its initial use. It is possible that the statements presented in connection with product descriptions on Pikes Peak Acquisitions.coms site may be determined by the Food and Drug Administration to be drug claims rather than acceptable statements of nutritional support. In addition, some of Pikes Peak Acquisitions.coms suppliers may incorporate objectionable statements directly in their product names or on their products labels, or otherwise fail to comply with applicable manufacturing, labeling and registration requirements for over-the-counter or homeopathic drugs or dietary supplements. As a result, Vitamineralherb.com may have to remove objectionable statements or products from its site or modify these statements, or product names or labels, in order to comply with Food and Drug Administration regulations. Such changes could interfere with Pikes Peak Acquisitions.coms marketing or products and could cause us to incur significant additional expenses.

  In addition, the Dietary Supplement Health and Education Act allows the dissemination of third party literature in connection with the sale of dietary supplements to consumers at retail if the publication meets statutory requirements. Under the Dietary Supplement Health and Education Act, third party literature may be distributed if, among other things, it is not false or misleading, no particular manufacturer or brand of dietary supplement is promoted, a balanced view of available scientific information on the subject matter is presented and there is physical separation from dietary supplements in stores. The extent to which this provision may be used by online retailers is not yet clear, and Pikes Peak Acquisitions.coms cannot assure you that all pieces of third party literature that my be disseminated in connection with the products Pikes Peak Acquisitions.com offers for sale will be determined to be lawful by the Food and Drug Administration. Any such failure could render the involved product an unapproved drug or a misbranded product, potentially subjecting us to enforcement action by the Food and Drug Administration, and could require the removal of the non-compliant literature from Vitamineralherb.coms website or the modification of Pikes Peak Acquisitions.coms selling methods, interfering with Pikes Peak Acquisitions.coms continued marketing of that product and causing us to incur significant additional expenses. Given the fact that the Dietary Supplement Health and Education Act was enacted only five years ago, the Food and Drug Administrations regulatory policy and enforcement positions on certain aspects of the new law are still evolving. Moreover, ongoing and future litigation between dietary supplement companies and the Food and Drug Administration will likely further refine the legal interpretations of the Dietary Supplement Health and Education Act. As a result, the regulatory status of certain types of dietary supplement products, as well as the nature and extent of permissible claims will remain unclear for the foreseeable future. Two areas in particular that pose potential regulatory risk are the limits on claims implying some benefit or relationship with a disease or related condition and the application of the physical separation requirement for third party literature as applied to Internet sales.

  In addition to the regulatory scheme under the Food, Drug and Cosmetic Act, the advertising and promotion of dietary supplements, foods, over-the-counter drugs and cosmetics is subject to scrutiny by the Federal Trade Commission. The Federal Trade Commission Act prohibits unfair or deceptive advertising or marketing practices, and the Federal Trade Commission has pursued numerous food and dietary supplement manufacturers and retailers for deceptive advertising or failure to substantiate promotional claims, including, in many instances, claims made via the Internet. The Federal Trade Commission has the power to seek administrative or judicial relief prohibiting a wide variety of claims, to enjoin future advertising, to seek redress or restitution payments and to seek a consent order and seek monetary penalties for the violation of a consent order. In general, existing laws and regulations apply fully to transactions and other activity on the Internet. The Federal Trade Commission is in the process of reviewing its policies regarding the applicability of its rules and its consumer protection guides to the Internet and other electronic media. The Federal Trade Commission has already undertaken a new monitoring and enforcement initiative, Operation Cure-All, targeting allegedly bogus health claims for products and treatments offered for sale on the Internet. Many states impose their own labeling or safety requirements that differ from or add to existing federal requirements.

  Pikes Peak Acquisitions.com cannot predict the nature of any future state or Federal laws, regulations, interpretations or applications, nor can it determine what effect additional governmental regulations or administrative orders, when and if promulgated, would have on its business in the future. Although the regulation of dietary supplements is less restrictive that that of drugs and food additives, Pikes Peak Acquisitions.com cannot assure you that the current statutory scheme and regulations applicable to dietary supplements will remain less restrictive. Further, Pikes Peak Acquisitions.com cannot assure you that, under existing laws and regulations, or if more stringent statutes are enacted, regulations are promulgated or enforcement policies are adopted, it is or will be in compliance with these existing or new statutes, regulations or enforcement policies without incurring material expenses or adjusting its business strategy. Any laws, regulations, enforcement policies, interpretations or applications applicable to Pikes Peak Acquisitions.coms business could require the reformulation of certain products to meet new standards, the recall or discontinuance of certain products not capable of reformulation, additional record keeping, expanded documentation of the properties of certain products, expanded or different labeling or scientific substantiation.

  Regulation of the Internet. In general, existing laws and regulations apply to transactions and other activity on the Internet; however, the precise applicability of these laws and regulations to the Internet is sometimes uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and, as a result, do not contemplate or address the unique issues of the Internet or electronic commerce. Nevertheless, numerous federal and state government agencies have already demonstrated significant activity in promoting consumer protection and enforcing other regulatory and disclosure statutes on the Internet. Additionally, due to the increasing use of the Internet as a medium for commerce and communication, it is possible that new laws and regulations may be enacted with respect to the Internet and electronic commerce covering issues such as user privacy, freedom of expression, advertising, pricing, content and quality of products and services, taxation, intellectual property rights and information security. The adoption of such laws or regulations and the applicability of existing laws and regulations to the Internet may impair the growth of Internet use and result in a decline in Pikes Peak Acquisitions.com sales.

  A number of legislative proposals have been made at the federal state and local level, and by foreign governments, that would impose additional taxes on the sale of goods and services over the Internet, and certain states have taken measures to tax Internet-related activities. Although Congress recently placed a three-year moratorium on new state and local taxes on Internet access or on discriminatory taxes on electronic commerce, existing state or local laws were expressly excepted from this moratorium. Further, once this moratorium is lifted, some type of federal and/or state taxes may be imposed upon Internet commerce. Such legislation or other attempts at regulating commerce over the Internet may substantially impair the growth of commerce on the Internet and, as a result, adversely affect Pikes Peak Acquisitions.coms opportunity to derive financial benefit from such activities.

AVAILABLE INFORMATION AND REPORTS TO SECURITIES HOLDERS

  Pikes Peak Acquisitions.com has filed with the Securities and Exchange Commission a registration statement on Form SB-2 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to Pikes Peak Acquisitions.com and its stock, see the registration statement and the exhibits and schedules thereto. Any document Pikes Peak Acquisitions.com files may be read and copied at the Commissions Public Reference Room located at 450 Fifth Street N.W., Washington D.C. 20549, and the public reference rooms in New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Pikes Peak Acquisitions.coms filings with the Commission are also available to the public from the Commissions website at http://www.sec.gov.

  Upon completion of this offering, Pikes Peak Acquisitions.com will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commissions public reference rooms, and the website of the Commission referred to above.


       MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

  The following discussion and analysis of Pikes Peak
Acquisitions.coms financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this Prospectus.

  This prospectus contains forward-looking statements, the accuracy of which involve risks and uncertainties. Words such as anticipates, believes, plans, expects, future, intends and similar expressions are used to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the potential markets for Vitamineralherb products. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Pikes Peak Acquisitions.coms actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Pikes Peak Acquisitions.com described in Risk Factors and elsewhere in this prospectus. The following discussion and analysis should be read in conjunction with Pikes Peak Acquisitions.coms Financial Statements and Notes thereto and other financial information included elsewhere in this prospectus.

RESULTS OF OPERATIONS

  During the period from June 1, 1999 (date of inception) through July _21_, 2000, Pikes Peak Acquisitions.com has engaged in no significant operations other than organizational activities, acquisition of the rights to market Vitamineralherb and preparation for registration of its securities under the Securities Act of 1933, as amended. No revenues were received by Pikes Peak Acquisitions.com during this period.

  For the current fiscal year, Pikes Peak Acquisitions.com anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. Pikes Peak Acquisitions.com anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

  Pikes Peak Acquisitions.coms business plan is to determine the feasibility of marketing the Vitamineralherb products in various markets, and, if the products prove to be in demand, begin marketing and selling Vitamineralherb products.

LIQUIDITY AND CAPITAL RESOURCES

  Pikes Peak Acquisitions.com remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or shareholders equity. Consequently, Pikes Peak Acquisitions.coms balance sheet as of March 31, 2000, reflects total assets of $0.00, in the form of a license and capitalized organizational costs. Organizational expenses of $2,500.00 were paid for by the original shareholders and expensed to operations.

  Pikes Peak Acquisitions.com expects to carry out its plan of business as discussed above. Pikes Peak Acquisitions.com has no immediate expenses, other than the $2,500.00 of organizational expenses incurred and paid by the original shareholders on behalf of the Company and $11,010.56 of additional expenses to be incurred. Mr. Beehner and Dorothy A. Mortenson will serve in their capacity as officers and directors of Pikes Peak Acquisitions.com without compensation until a market is developed for the Vitamineralherb products.

  In addition, Pikes Peak Acquisitions.com may engage in a combination with another business. Pikes Peak Acquisitions.com cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity with which Pikes Peak Acquisitions.com may eventually combine. Pikes Peak Acquisitions.com has engaged in discussions concerning potential business combinations, but has not entered into any agreement for such a combination.

  Pikes Peak Acquisitions.com will need additional capital to carry out its business plan or to engage in a business combination. No commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Pikes Peak Acquisitions.com or at all. Pikes Peak Acquisitions.com has no commitments for capital expenditures.


                        DESCRIPTION OF PROPERTY

  Pikes Peak Acquisitions.com currently maintains limited office space, occupied by J.P. Beehner, for which it pays no rent. Its address is 3030 FM 518, Apt 221, Pearland, TX 77584-7817 and its phone number is 713-436-2787. Pikes Peak Acquisitions.com does not believe that it will need to obtain additional office space at any time in the foreseeable future until its business plan is more fully implemented.


            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Director, officer and shareholder, Dorothy A. Mortenson, is the wife of David R. Mortenson, the principal manager of David R.
Mortenson and Associates, the licensor of the Companys right to market Vitamineralherb.com Corp.s products in the State of Colorado. Payments to Vitamineralherb.com may exceed $60,000.00.


  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

  No established public trading market exists for Pikes Peak Acquisitions.coms securities. Pikes Peak Acquisitions.com has no common equity subject to outstanding purchase options or warrants. Pikes Peak Acquisitions.com has no securities convertible into its common equity. There is no common equity that could be sold pursuant to Rule 144 under the Securities Act or that Pikes Peak Acquisitions.com has agreed to register under the Securities Act for sale by shareholders. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered by Pikes Peak Acquisitions.com.

  As of March 31, 2000, there were 4,500,000 shares of common stock outstanding, held by 12 shareholders of record. Upon effectiveness of the registration statement that includes this prospectus, 34% of Pikes Peak Acquisitions.coms outstanding shares will be eligible for sale.

  To date Pikes Peak Acquisitions.com has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon Pikes Peak Acquisitions.coms future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.


                        EXECUTIVE COMPENSATION

  No officer or director has received any remuneration for Pikes Peak Acquisitions.com. Although there is no current plan in existence, it is possible that Pikes Peak Acquisitions.com will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of Pikes Peak Acquisitions.coms business plan. Pikes Peak Acquisitions.com has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future. Pikes Peak Acquisitions.com has no employment contract or compensatory plan or arrangement with any executive officer or Pikes Peak Acquisitions.com. The directors currently do no receive any cash compensation from Pikes Peak Acquisitions.com for their services as members of the Board of Directors. There is no compensation committee, and no compensation policies have been adopted. See Certain Relationships and Related Transactions.

Pikes Peak Acquisition.com, Inc.
(A Development stage Company)



Independent Auditors Report                                      F-1

Balance Sheets                                                    F-2

Statements of Operations                                          F-3

Statements of Cash Flows                                          F-4

Statement of Stockholders Equity                                 F-5

Notes to the Financial Statements                               F7-F-9






                     Independent Auditors Report


To the Board of Directors
Pikes Peak Acquisition.com, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Pikes Peak Acquisition.com Inc. (A Development Stage Company) as of March 31, 2000 and December 31, 1999 and the related statements of operations, stockholders equity and cash flows for the period from June 1, 1999 (Date of Inception) to March 31, 2000 and the periods from June 1, 1999 (Date of Inception) to December 31, 1999 and the three months ended March 31, 2000. These financial statements are the responsibility of the Companys management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of Pikes Peak Acquisition.com Inc. (A Development Stage Company), as of March 31, 2000 and December 31, 1999, and the results of its operations and its cash flows for the period from June 1, 1999 (Date of Inception) to March 31, 2000 and the periods from June 1, 1999 (Date of Inception) to December 31, 1999 and the three months ended March 31, 2000, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues or conducted any operations since inception. These factors raise substantial doubt about the Companys ability to continue as a going concern. Managements plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                   Elliott, Tulk, Pryce,Anderson
                                             CHARTERED ACCOUNTANTS

Vancouver, Canada
May 8, 2000

Pikes Peak Acquisition.com Inc.
(Development Stage Company)
Balance Sheets
(expressed in U.S. dollars)



                                                   March 31December 31
                                                     2000 1999
                                                     $         $

                                Asset

Licenses (Note 3)



                 Liabilities and Stockholders Equity

Current Liabilities

   Accounts Payable                                 1,200      1,200
   Accrued offering costs                           12,000         -
                                                    13,200     1,200



Contingent Liability (Note 1)

Stockholders Equity

Common Stock, 25,000,000 shares authorized with a par value
  of $.001; 4,500,000 shares issued and outstanding
                                                     4,500     4,500

Additional Paid-in Capital                           145       145

                                                     4,645     4,645

Deficit Accumulated During the Development Stage     (17,845)  (5,845)

                                                     (13,200)  (1,200)


(The accompanying notes are an integral
part of the financial statements)


Pikes Peak Acquisitions.com
(A Development Stage Company)
Statements of Operations
(expressed in U.S. dollars)





                   From June 1, 1999   For the three    From June 1, 1999
                   (Date of Inception)  months ended   (Date of Inception)
                    to March 31, 2000   March 31, 2000  to December 31,1999
                              $             $              $
Revenues

Expenses
  Amortization of license  1,000         -                1,000

  License written-off      1,000         -                1,000
  Offering costs           12,000        12,000           -
  Organization expenses    2,645             -            2,645
  Transfer agent           17,845        12,000           5,845

Net Loss                   (17,845)      (12,000)         (5,845)





(The accompanying notes are an integral
part of the financial statements)








Pikes Peak Acquisitions.com
(A Development Stage Company)
Statements of Cash Flows
(expressed in U.S. dollars)




                                     From June 1, 1999    For the three      From June 1, 1999
                                    (Date of Inception)   months ended      (Date of Inception)
                                     to March 31, 2000    March 31, 2000    to December 31,1999


                                            $                 $                     $

Cash Flows to Operating Activities
  Net Loss                                 (17,845)          (12,000)               (5,845)
  Non cash items

     Expenses not paid with cash            2,645            -                      2,645
     Accounts payable                       1,200            -                      1,200
     Accrued offering costs                 12,000           12,000                 -
     Amortization of license                1,000            -                      1,000
     License written-off                    1,000            -                      1,000

Net Cash Used by Operating Activities        _____           _____                   _____
                                             _____           _____                   _____
Cash Flows from Financing Activities
  Increase in shares issued                  -               -                       -

Net Cash provided by Financing Activities    _____           _____                   _____

Change in Cash                               _____           _____                   _____

Cash  beginning of period                   -               -                       -

Cash  end of period                         _____           _____                   _____

Non-Cash Financing

  A total of 2,000,000 shares were
  issued at a fair market value of
  $0.001 per share for the acquisition
  of a License (Note 3)                      2,000           -                       2,000

  Organization costs paid for by
  a director for no consideration
  treated as additional paid in
  capital                                    145             -                       145

                                             2,145           _____                   2,145

Supplemental Disclosures
  Interest paid                              -               -                       -
  Income tax paid                            -               -                       -




(The accompanying notes are an integral
part of the financial statements)








Pikes Peak Acquisitions.com
(A Development Stage Company)
Statements of Stockholders Equity
From June 1, 1999 (Date of Inception) to March 31, 2000
(expressed in U.S. dollars)


                                                                          Deficit
                                                                          Accumulated
                                                       Additional         During the
                                       Common Stock    Paid-in            Development
                                     Shares    Amount  Capital    Total   Stage
                                     $         $        $         $       $


Balance  June 1, 1999
 (  Date of Inception)               -         -        -         -
  Stock issued for $2,500 of
    organizational expenses          2500000   2500     -         2,500   -

 Additional paid in capital for
 organizational expenses
 incurred by a director on
 behalf of the Company               -         -        145       145     -

 Stock issued for The Biocatalyst
 License at a fair market value
 of $0.001 per share                 2000000   2000     -         2,000   -

 Net loss for the period             -         -        -         -       (5,845)

Balance  December 31, 1999          4500000   4,500    145       4,645   (5,845)

Net loss for the period              -         -        -         -       (12,000)

Balance  March 31, 2000             4500000   4,500    145       4,645   (17,845)



(The accompanying notes are an integral
part of the financial statements)




Pikes Peak Acquisitions.com
(A Development Stage Company)
Notes to the Financial Statements
(expressed in U.S. dollars)


1.   Development Stage Company
  Pikes Peak Acquisition.com Inc. herein (the Company) was incorporated in the State of Nevada, U.S.A. on June 1, 1999. The Company acquired a license to market and distribute a product in the State of New York. As discussed in Note 3, this license is in jeopardy and the Company has retained the right to sue the vendor. As a replacement for this license, the Company was granted additional rights to market and distribute vitamins, minerals, nutritional supplements, and other health and fitness products in the State of Colorado. The grantor of the license offers these products for sale from various suppliers on their Web Site. See
  Note 4 regarding related party transactions.

  In a development stage company, management devotes most of its activities in investigating business opportunities. Planned principal activities have not yet begun. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and find an appropriate merger candidate. There is no guarantee that the Company will be able to raise any equity financing or find an appropriate merger candidate There is substantial doubt regarding the Companys ability to continue as a going concern.

2.   Summary of Significant Accounting Policies

  (a)  Year end

     The Companys fiscal year end is December 31.

  (b)  Licenses

     Costs to acquire licenses are capitalized as incurred. These costs will be amortized on a straight-line basis over their remaining estimated useful lives.

  (c)  Cash and Cash Equivalents

     The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

  (d)  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from those estimates.

3.

  Licenses

  (a) On July 1, 1999 the Company acquired a license for a produce called Biocatalyst. The Company has the exclusive right to distribute and market the product under a private label in the State of New York for a period of three years expiring July 1, 2002. Biocatalyst is an oxygen-enriched water product used to enhance the growth of microbes in soils located underground. The Company issued 2,000,000 shares at a fair market value of $001 or $2,000. The shares were issued to the licensor who are members of a partnership and whose general partner is also a spouse of a director and officer of the Company. Once the Company purchases a minimum of 5,000 gallons of product for a minimum period of six consecutive months, then a license will be granted to the Company to produce the product in a location to be mutually agreed upon. A producer license will also be granted if the Company can demonstrate its financial capability, pay the licensor a one-time fee of $25,000 , an additional one-time payment of $10,000 to reimburse unspecified expenses, and pay minimum annual royalties of $20,000. If no producing license is granted then the Company is committed to purchase $125,000 of Biocatalyst product by July 1, 2000 and a further $175,000 of Biocatalyst product by July 1, 2001, to retain its distribution license.

     The current price for Biocatalyst is $2.00 per gallon. Mortenson & Associates may change the price on 10 days notice. The license is amortized to operations over one year starting July 1, 1999.

     The Companys right to use this license is in jeopardy due to a lawsuit between the vendor of the license and the original owner. As a result the unamortized balance of $1,000 has been written off to operations. The Company and its shareholder have the right to sue for breach of contract.

  (b) As a replacement for the above license, at no additional cost, the Company was granted additional rights to market vitamins, minerals, nutritional supplements and other health and fitness products through the Grantors Web Site. The Company desires to market these products to medical practitioners, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness practitioners, school and other fund raising programs and other similar types of customers in the State of Colorado. The license was acquired on February 14, 2000 for a term of three years. The Company must pay an annual fee of $500 for maintenance of the Grantors Web Site commencing on the anniversary date. The Grantor of the license retains 10% of the gross sales.

                                               March 31,   December 31,
                                               2000        1999
                                               $           $

License  Biocatalyst
  Cost                                         2,000       2,000

  Less accumulated amortization                (1,000)     (500)
  Less amount written-off                      (1,000)     (1,500)





4.   Related Party Transaction

  The Licenses referred to in Note 3 were sold to the Company by a partnership whose general manager is the spouse of the Secretary/Treasurer of the Company and a director for consideration of 2,000,000 shares for total fair market consideration of $2,000, being the transferors cost of such license. These shares were paid evenly to the ten partners. The replacement license was also owned by the same partnership.

        PART II  INFORMATION NOT REQUIRED IN PROSPECTUS



            INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Pikes Peak Acquisitions.coms Articles of Incorporation provide that it must indemnify its directors to the fullest extent permitted under Nevada law against all monetary damages for an act or omission in the directors capacity as a director of the Company. The effect of these provisions is potentially to indemnify Pikes Peak Acquisitions.coms directors from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with Pikes Peak Acquisitions.com. Pursuant to Nevada law and the Articles of Incorporation, a corporation may indemnify a director, provided that such indemnification shall not apply to the extent the director is found liable for:
(i) a breach of such directors duty of loyalty to the corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of such director to the corporation or an act of omission that involves intentional misconduct or a knowing violation of law; (iii) a transaction from which such director received an improper benefit, whether or not such benefit resulted from an action taken within the scope of the directors office; or (iv) an act or omission from which the liability of a director is expressly provided by an applicable statute.

  The Bylaws of Pikes Peak Acquisitions.com filed as Exhibit
3.2, provide that it will indemnify its directors and officers for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Pikes Peak Acquisitions.com, absent a finding of negligence or misconduct in office. Pikes Peak Acquisitions.coms Bylaws also permit it to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Pikes Peak Acquisitions.com has the power to indemnify such person against liability for any such acts.


           OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The securities are being registered for the account of selling shareholders, and all of the following expenses will be borne by such shareholders. The amounts set forth are estimates except for the SEC registration fee:

                                                      Amount to
                                                      be Paid

  SEC registration fee                                $ 10.56
  Printing and engraving expenses                       1000.00
  Attorneys fees and expenses                           8,000
  Accountants fees and expenses                         1,500
  Transfer agents and registrars fees and expenses      500

  Total                                               $ 11010.56

The Registrant will bear all expenses shown above.


             RECENT SALES OF UNREGISTERED SECURITIES

  Set forth below is information regarding the issuance and sales of Pikes Peak Acquisitions.coms securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

  a.   On June 18, 1999, Pikes Peak Acquisitions.com issued
     2,500,000 shares of common stock to two shareholders in satisfaction of certain organizational costs (approximately $2,500.00) and activities performed by the shareholders. The issuance of the shares were exempt from registration under Rule 506 of Regulation D, and sections 3(b) and 4(2) of the Securities Act of 1933, due to the shareholders being Pikes Peak Acquisitions.coms founders and serving as its initial management, and the limited number of investors (two).

  b. On July 1, 1999, Pikes Peak Acquisitions.com issued a total of 2,000,000 shares of common stock to ten shareholders, one of whom is the general partner, and nine of whom are investor participants in the licensor of Pikes Peak Acquisitions.coms Biocatalyst rights. The issuance of the common stock was exempt from registration under Rule 504 of Regulation D and section 3(b) of the Securities Act of 1933. Pikes Peak Acquisitions.coms shares were valued at $0.001 per share, and they were issued to accredited investors according to an exemption from registration under Texas law that permits general solicitation and general advertising so long as sales are made only to accredited investors. If the exemption under Rule 504 of Regulation D is not available, Pikes Peak Acquisitions.com believes that the issuance was also exempt under Rule 506 of Regulation D and section 3(b) and 4(2) under the Securities Act of 1933, due to the limiting manner of the offering, promptly filing notices of sale, and limiting the issuance of shares to a small number of accredited investors (ten).

  c.   On February 15, 2000, four of the shareholders described in
     (b) above transferred their shares to four other individuals. These four selling shareholders received consideration of $200.00 each for their shares. The purchasers represented and warranted to the Sellers that Purchasers were accredited investors as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933.

                            EXHIBITS

  The following exhibits are filed as part of this Registration
Statement:

         Exhibit
         Number    Description

           3.1     Articles of Incorporation
           3.2     Bylaws
           4.2     Stock Subscription Agreement
           5.1     Opinion re:  legality
           10.1    License Agreement
           23.1    Consent of Independent Auditors
           23.2    Consent of Counsel (see Exhibit 5.1)
           27.1    Financial Data Schedule



                          UNDERTAKINGS

  The Registrant hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

       (i) Include any prospectus required by section 10(a) (3) of the Securities Act;

       (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

       (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities at that time to be the initial bona fide Offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

     (4) Provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     (5) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (6) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide Offering of those securities.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pearland, Texas on July _21_, 2000.

                                    Pikes Peak Acquisitions.com


                                    By:/s/ J.P. Beehner
                                    J.P. Beehner, President



  In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

         Signature                  Title                Date


     /s/ J.P. Beehner       President and Director  July _21, 2000
         J.P. Beehner


   /s/Dorothy A. Mortenson  Secretary/Treasurer, Director July _21,2000
      Dorothy A. Mortenson


                        LIST OF EXHIBITS

  The following exhibits are filed as part of this Registration
Statement:

         Exhibit
         Number    Description

           3.1     Articles of Incorporation
           3.2     Bylaws
           4.2     Stock Subscription Agreement
           5.1     Opinion re:  legality
           10.1    License Agreement
           23.1    Consent of Independent Auditors
           23.3    Consent of Counsel (see Exhibit 5.1)
           27.1    Financial Data Schedule



Exhibit 5.1
Pikes Peak Acquisitions.com, Inc.
3030 FM 518, Apt. #221
Pearland, Texas 77584-7818

Re: Pikes Peak Acquisitions.com, Inc. Registration Statement on
Form SB-2

Dear Sirs:

  I have acted as counsel for Pikes Peak Acquisitions.com, Inc., a Nevada corporation (the Company), in connection with the preparation of the Registration Statement on Form SB-2 (the Registration Statement) filed with the Securities and Exchange Commission (the Commission) pursuant to the Securities Act of 1933 (the Act), relating to the public offering (the
Offering) of up to 4,000,000 shares (the Shares) of the Companys common stock at a par value of $0.01 per Share. This opinion is being furnished pursuant to Item 601(b) (5) of Regulation S-K of the Act.
  In rendering the opinion set forth below, I have reviewed (a) the Registration Statement and the exhibits thereto, (b) the Companys Articles of Incorporation, (c) the Companys Bylaws,
(d) certain records of the Companys corporate proceedings as reflected in its minute books, and (e) such statutes, records and other documents as I have deemed relevant. In my examination I have assumed the genuiness of all signatures, the authenticity of all documents submitted to me as originals and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made other examinations of law and fact as I have deemed relevant in order to form a basis for the opinion hereafter expressed.
  Based on the foregoing, I am of the opinion that those shares of the existing shareholders are validly issued, fully paid and non-assessable.
  I am also of the opinion that if and when the Registration Statement should become effective, all shares sold to the public through the use of the Registration Statement and the Prospectus contained therein, will be validly issued, fully paid and non-assessable.
  I hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption Interests of Named Experts and Counsel in the Registration Statement.

Respectfully,
Edward T. Block, P.S.

/s/ Edward T. Block
Edward T. Block





Exhibit  4.2
                     Subscription Agreement
                PIKES PEAK ACQUISITIONS. COM INC.


To:  Company Name

     The Undersigned hereby subscribes for __________ shares (the
     "Shares") of Common Stock (the "Common Stock") of PIKES PEAK
     ACQUISITIONS.COM INC. (the "Company") at $.001 per Share.

Pursuant to discussions with management of the Company regarding the specific business plans of the Company, the undersigned acknowledges that he fully understands that (i) the Company is a start-up company and is not currently conducting any business but does have specific business plans; (ii) following completion of its current financing, the Company will have approximately 7,100,000 shares of Common Stock issued and outstanding; and
(iii) the Shares are being offered pursuant to an exemption from registration under Rule 504 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"). It is further acknowledged that the Undersigned: (i) is not relying upon any representations other than those specifically made by officers or representatives of the Company and (ii) has had access to the Company's officers and directors for purposes of obtaining any information requested by the Undersigned.

The Undersigned represents that he has the financial and business acumen to properly evaluate the risks and merits of this investment

_________ The Subscriber represents that he is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Act. The definition of "accredited investor" is set below.

_________ The Subscriber represents that he is not an accredited investor.

_________ The Subscriber represents that he is not a resident of the United States.

The definition of an "accredited investor" includes the following:

  - An individual having a net worth or a combined net worth with a spouse at the time of purchase in excess of $1,000,000.

  - An individual whose net income was in excess of $200,000 in each of the two most recent years, or whose joint income with a spouse was in excess of $300,000 in each of those years, and who reasonably expects his net income to reach such level in the current year.

- A corporation, partnership, Massachusetts or similar business trust, or organization described in Section
     501(c)(3) of the Internal Revenue Code of 1986, as amended
     (tax exempt organization), not formed for the specific purpose of acquiring the Securities, having total assets in excess of $5,000,000.

  - A bank, savings and loan association or other similar institution (as defined in Sections 3(a)(2) and 3(a)(5)(A) of the 1933 Act).

-    An insurance company (as defined in Section 213 of the 1933
Act),

  - An investment company registered under the Investment
Company Act of 1940 (the "Investment Company Act").

  - A business development company (as defined in Section 2(a)
(48) of the Investment Company Act) or a private business development company (as defined in Section 202(a) (22) of the Investment Advisers Act of 1940).

  - A Small Business Investment Company licensed by the U.S.
Small Business Administration under Sections 301 (c) or (d) of the Small Business Investment Act of 1958.

  - A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

  - A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, which plan has total assets in excess of $5,000,000.

  - An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a "plan fiduciary", as defined in section 3 (21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser.

- An employee benefit plan within the meaning of ERISA having total assets in excess of $5,000,000.

- A self-directed employee benefit plan within the meaning of ERISA, with investment decisions made solely by persons who are accredited investors as defined in Rule 501(a) of Regulation D.

- A trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Securities offered hereby, whose purchase is directed by a sophisticated person (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Securities).

- Any entity in which all of the equity owners are accredited investors.

In addition, the undersigned represents that he is acquiring Shares for investment purposes only, with no intention of reselling or further distributing such Shares, and that the Shares will not be transferred or otherwise resold by him except in compliance with the Act, and any applicable state or other local acts. The Company reserves the right to modify the suitability requirements for potential investors in order for the offering to comply with the requirements of the Act and all applicable state and other local acts.

Assumption Of Risks:     The undersigned can bear the full
economic risk of this investment, including the possible total loss thereof. Further, the undersigned acknowledges that this investment is currently illiquid and may continue as such for an indeterminate period of time.

Transfer Restrictions:This purchase is for investment purposes only, with no present view towards the resale or other subsequent distribution of all or any part of the Shares being purchased. The undersigned represents that no resale or transfer shall be attempted other than in full compliance with all of the then applicable federal and or state or other local statutes and rules.
It is understood that a transfer restriction notice may be prominently placed upon the Certificates for Shares if such is required in the state or other locale in which the subscriber resides.

If this subscription is rejected by the Company, in whole or in part, for any reason, all funds will be returned, without interest or deduction of any kind, within twelve business days of such rejection.

Printed Name:
             (Please print clearly)

Signature:

Date:      __________________, 2000

SS#:       _______________________

Address:

City:_____________________ State:_______Zip:________


























                    ARTICLES OF INCORPORATION

                               OF

                PIKES PEAK ACQUISITIONS.COM INC.

       The undersigned natural person of the age of eighteen years or more, acting as incorporator of a corporation under and pursuant to the laws of the State of Nevada, hereby adopts the following Articles of Incorporation for such corporation:

                           ARTICLE I

       The name of the corporation is PIKES PEAK ACQUISITIONS.COM
INC.

                           ARTICLE II

       The principal office of this corporation is to be at 50 West Liberty Street, Suite 880, Reno 89501, State of Nevada. The Nevada Agency and Trust Company is hereby named as Resident Agent of this corporation and in charge of its said office in Nevada. The registered office is the same as the principal office.

                          ARTICLE III

       The nature of the business, objects and purposes to be transacted, promoted, or carried on by the corporation are:

       1. To conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations maybe organized under the General Corporation Law of the State of Nevada and to act in every kind of fiduciary capacity. and generally to do all things necessary or convenient which are incident to or which a natural person might or could do.

2.      To purchase, receive, take by grant, gift, devise,
bequest, or otherwise. lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or
personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise
dispose of, or mortgage or pledge, all or any of its property and assets, or any interests therein, wherever situated.
       1.   3.      To engage generally in the real estate business as
       principal, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of mining claims, oil leases, oil and gas wells, real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise handle or acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal agent or in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, causes in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held or disposed of and to acquire, purchase, sell, assign, transfer, dispose of and generally deal in and with as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general oil exploration, mining exploration and management business as principal, agent, representative, contractor, sub-contractor, and in any other lawful capacity. To manufacture, purchase or acquire in any lawful manner and to hold, own, mortgage, pledge, sell, transfer, or in any manner dispose of, and to deal and trade in goods, wares, merchandise, and property of any and every class and description, and in any part of the world.

4. To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of and, in any manner deal with and contract with reference to:
       1.  Inventions, devices, formulas, processes, improvements
       and             modifications thereof;

       2. Letters patent, patent rights, patented processes, rights, designs, and similar rights, trademarks, trade names, trade symbols and other indications or origin and ownership granted by or recognized under the laws of the United States of America, any state or subdivision thereof, and any commonwealth, territory, possession, dependency, colony, possession agency or instrumentality of the United States of America and of any foreign country, and all rights connected therewith or appertaining thereto.

       3. Franchises, licenses, grants and concessions.

       5. To make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation or government or agency or instrumentality thereof.

       1.   6.      To lend money in furtherance of its corporate
       purposes and to invest and reinvest its funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine and direct any officer to complete.

7. To borrow money without limit as to amount and at such rates of interest as it may determine; from time to time to issue and sell its own securities, including its shares of stock, notes, bonds, debentures, and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Nevada and by the Board of Directors of the corporation as they may determine; and to secure any of its obligations by mortgage, pledge or other encumbrance of any or all of its property, franchises and income.
8. To be a promoter or manager of other corporations of any type or kind; and to participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.
9. To promote and exercise all or any part of the foregoing purposes and powers in and all parts of the world, and to conduct its business in all or any branches in any lawful capacity.
       The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation by references to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes.

                           ARTICLE IV

       The aggregate number of shares which the corporation shall have authority to issue is Twenty-five million shares of common stock having a par value of $0.001 each.

       No shareholder of the corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

       No holder of securities of the corporation shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any securities of the corporation now or hereafter authorized to be issued, or securities held in the treasury of the corporation, whether issued or sold for cash or other consideration or as a share dividend or otherwise. Any such securities may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

                           ARTICLE V

       Any action required to, or that may, be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                            ARTICLE VI

The members of the governing board shall be styled DIRECTORS and the number of such Directors shall be not less than one (l), or more than five (5). The first board of directors shall be 2. Members whose names and post office addresses are as follows:

               J. P. Beehner
               PO Box 2370
               Alvin TX 77512-2370

               Dorothy A. Mortenson
               PO Box 5034
               Alvin TX 77512-5034


                          ARTICLE VII

The   initial  number  of  stockholders  will  be  2.  Additional stockholders may be obtained. The number of directors may be changed as provided in N.R.S. 78.330.

                          ARTICLE VIII

     A.  No  director of the corporation shall be liable  to  the corporation or any of its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article VIII shall not authorize the elimination or limitation of liability of a director of the corporation to the extent the director is found liable for: (i) a breach of such director's duty of loyalty to the corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of such director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

     B. The capital stock of this corporation after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay debts of this corporation and no stock issued as fully paid up shall ever be assessable or assessed and the Articles of Incorporation shall not be amended in this particular.
                           ARTICLE IX
       This corporation is to have perpetual existence.
       Dorothy A. Mortenson, the undersigned, being the original incorporator for the purpose of forming a corporation to do business both within and without the state of Nevada, and in pursuance of the General Corporation Law of the State of Nevada, effective March 31, 1925 and as subsequently amended do make and file this certificate, hereby declaring and certifying that the facts herein above stated are true.
This 22nd  day of      May       , 19 99 .


                                        /s/ Dorothy A. Mortenson
                                   Address:  PO Box 5034
                                             Alvin TX 77512-5034


On May 22, 1999 before me, the undersigned, a Notary Public in and for said State, personally appeared Dorothy Ann Mortenson to me known to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same.

WITNESS my hand and official seal.
                                   /s/ Guadalupe Loa

                                        Notary Public
     [Notary Seal]











                           BYLAWS OF

                PIKES PEAK ACQUISITIONS.COM INC.



                   CONTENTS OF INITIAL BYLAWS

ARTICLE                                                    PAGE

1.00 CORPORATE CHARTER AND BYLAWS
     1.01 Corporate Charter Provisions                       4
     1.02 Registered Agent or OfficeBRequirement
          of Filing Changes with Secretary of State          4
     1.03 Initial Business Office                            4
     1.04 Amendment of Bylaws                                4

2.00 DIRECTORS AND DIRECTORS MEETINGS
     2.01 Action Without Meeting                             5
     2.02 Telephone Meetings                                 5
     2.03 Place of Meetings                                  5
     2.04 Regular Meetings                                   5
     2.05 Call of Special Meeting                            5
     2.06 Quorum                                             6
     2.07 AdjournmentBNotice of Adjourned Meetings           6
     2.08 Conduct of Meetings                                6
     2.09 Powers of the Board of Directors                   6
     2.10 Board CommitteesBAuthority to Appoint              7
     2.11 Transactions with Interested Directors             7
     2.12 Number of Directors                                7
     2.13 Term of Office                                     7
     2.14 Removal of Directors                               8
     2.15 Vacancies                                          8
          2.15(a)Declaration of Vacancy                      8
          2.15(b)Filling Vacancies by Directors              8
          2.15(c)Filling Vacancies by Shareholders           8
     2.16 Compensation                                       9
     2.17 Indemnification of Directors and Officers          9
     2.18 Insuring Directors, Officers, and Employees        9
ARTICLE                                                    PAGE

3.00 SHAREHOLDERS= MEETINGS
     3.01 Action Without Meeting                             9
     3.02 Telephone Meetings                                 9
     3.03 Place of Meetings                                 10
     3.04 Notice of Meetings                                10
     3.05 Voting List                                       10
     3.06 Votes per Share                                   11
     3.07 Cumulative Voting                                 11
     3.08 Proxies                                           11
     3.09 Quorum                                            11
          3.09(a)Quorum of Shareholders                     11
          3.09(b)Adjourn for Lack or Loss of Quorum         12
     3.10 Voting by Voice or Ballot                         12
     3.11 Conduct of Meetings                               12
     3.12 Annual Meetings                                   12
     3.13 Failure to Hold Annual Meeting                    12
     3.14 Special Meetings                                  13

4.00 OFFICERS
     4.01 Title and Appointment                             13
          4.01(a)Chairman                                   13
          4.01(b)President                                  13
          4.01(c)Vice President                             14
          4.01(d)Secretary                                  14
          4.01(e)Treasurer                                  15
          4.01(f)Assistant Secretary or
                 Assistant Treasurer                        15
     4.02 Removal and Resignation                           15
     4.03 Vacancies                                         16
     4.04 Compensation                                      16

5.00 AUTHORITY TO EXECUTE INSTRUMENTS
     5.01 No Authority Absent Specific Authorization        16
     5.02 Execution of Certain Instruments                  16

6.00 ISSUANCE AND TRANSFER OF SHARES
     6.01 Classes and Series of Shares                      17
     6.02 Certificates for Fully Paid Shares                17
     6.03 Consideration for Shares                          17
     6.04 Replacement of Certificates                       17
     6.05 Signing CertificatesBFacsimile Signatures         17
     6.06 Transfer Agents and Registrars                    18
     6.07 Conditions of Transfer                            18
     6.08 Reasonable Doubts as to Right to Transfer         18

7.00 CORPORATE RECORDS AND ADMINISTRATION
     7.01 Minutes of Corporate Meetings                     18
     7.02 Share Register                                    19
     7.03 Corporate Seal                                    19
     7.04 Books of Account                                  19
     7.05 Inspection of Corporate Records                   19
     7.06 Fiscal Year                                       20
     7.07 Waiver of Notice                                  20

8.00 ADOPTION OF INITIAL BYLAWS                             20



           ARTICLE ONEBCORPORATE CHARTER AND BYLAWS
1.01 CORPORATE CHARTER PROVISIONS
     The Corporation=s Charter authorizes Twenty-five million (25,000,000) shares to be issued. The officers and transfer agents issuing shares of the Corporation shall ensure that the total number of shares outstanding at any given time does not exceed this number. Such officers and agents shall advise the Board at least annually of the authorized shares remaining available to be issued. No shares shall be issued for less than the par value stated in the Charter. Each Charter provision shall be observed until amended by Restated Articles or Articles of Amendment duly filed with the Secretary of State.

1.02 REGISTERED AGENT AND OFFICEBREQUIREMENT OF FILING CHANGES WITH SECRETARY OF STATE
     The address of the Registered Office provided in the Articles of Incorporation, as duly filed with the Secretary of State for the State of Nevada is: 50 West Liberty Street, #880, Reno NV 89501.
     The name of the Registered Agent of the Corporation at such address, as set forth in its Articles of Incorporation, is: The Nevada Agency and Trust Company.
     The Registered Agent or Office may be changed by filing a Statement of Change of Registered Agent or Office or Both with the Secretary of State, and not otherwise. Such filing shall be made promptly with each change. Arrangements for each change in Registered Agent or Office shall ensure that the Corporation is not exposed to the possibility of a default judgment. Each successive Registered Agent shall be of reliable character and well informed of the necessity of immediately furnishing the papers of any lawsuit against the Corporation to its attorneys.

1.03 INITIAL BUSINESS OFFICE
     The address of the initial principal business office of the Corporation is hereby established as: 2400 Loop 35 #1502, Alvin, Texas 77511.
     The Corporation may have additional business offices within the State of Nevada, and where it may be duly qualified to do business outside of Nevada, as the Board of Directors may from time to time designate or the business of the Corporation may require.

1.04 AMENDMENT OF BYLAWS
     The Shareholders or Board of Directors, subject to any limits imposed by the Shareholders, may amend or repeal these Bylaws and adopt new Bylaws. All amendments shall be upon advice of counsel as to legality, except in emergency. Bylaw changes shall take effect upon adoption unless otherwise specified. Notice of Bylaws changes shall be given in or before notice given of the first Shareholders= meeting following their adoption.

        ARTICLE TWOBDIRECTORS AND DIRECTORS= MEETINGS
2.01 ACTION BY CONSENT OF BOARD WITHOUT MEETING
     Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, and shall have the same force and effect as a unanimous vote of Directors, if all members of the Board consent in writing to the action. Such consent may be given individually or collectively.

2.02 TELEPHONE MEETINGS
     Subject to the notice provisions required by these Bylaws and by the Business Corporation Act, Directors may participate in and hold a meeting by means of conference call or similar communication by which all persons participating can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

2.03 PLACE OF MEETINGS
     Meetings of the Board of Directors shall be held at the business office of the Corporation or at such other place within or without the State of Nevada as may be designated by the Board.

2.04 REGULAR MEETINGS
     Regular meetings of the Board of Directors shall be held, without call or notice, immediately following each annual
Shareholders= meeting, and at such other regularly repeating times as the Directors may determine.

2.05 CALL OF SPECIAL MEETING
     Special meetings of the Board of Directors for any purpose may be called at any time by the President or, if the President is absent or unable or refuses to act, by any Vice President or any two Directors. Written notices of the special meetings, stating the time and place of the meeting, shall be mailed ten days before, or telegraphed or personally delivered so as to be received by each Director not later than two days before, the day appointed for the meeting. Notice of meetings need not indicate an agenda. Generally, a tentative agenda will be included, but the meeting shall not be confined to any agenda included with the notice.
     Meetings provided for in these Bylaws shall not be invalid for lack of notice if all persons entitled to notice consent to the meeting in writing or are present at the meeting and do not object to the notice given. Consent may be given either before or after the meeting.
     Upon providing notice, the Secretary or other officer sending notice shall sign and file in the Corporate Record Book a statement of the details of the notice given to each Director. If such statement should later not be found in the Corporate Record Book, due notice shall be presumed.

2.06 QUORUM
     The presence throughout any Directors= meeting, or adjournment thereof, of a majority of the authorized number of Directors shall be necessary to constitute a quorum to transact any business, except to adjourn. If a quorum is present, every act done or resolution passed by a majority of the Directors present and voting shall be the act of the Board of Directors.

2.07 ADJOURNMENT AND NOTICE OF ADJOURNED MEETINGS
     A quorum of the Directors may adjourn any Directors= meeting to meet again at a stated hour on a stated day. Notice of the time and place where an adjourned meeting will be held need not be given to absent Directors if the time and place is fixed at the adjourned meeting. In the absence of a quorum, a majority of the Directors present may adjourn to a set time and place if notice is duly given to the absent members, or until the time of the next regular meeting of the Board.

2.08 CONDUCT OF MEETINGS
     At every meeting of the Board of Directors, the Chairman of the Board, if there is such an officer, and if not, the President, or in the President=s absence, a Vice President designated by the President, or in the absence of such designation, a Chairman chosen by a majority of the Directors present, shall preside. The Secretary of the Corporation shall act as Secretary of the Board of Directors= meetings. When the Secretary is absent from any meeting, the Chairman may appoint any person to act as Secretary of that meeting.

2.09 POWERS OF THE BOARD OF DIRECTORS
     The business and affairs of the Corporation and all corporate powers shall be exercised by or under authority of the Board of Directors, subject to limitations imposed by law, the Articles of Incorporation, any applicable Shareholders= agreement, and these Bylaws.

2.10 BOARD COMMITTEESBAUTHORITY TO APPOINT
     The Board of Directors may designate an executive committee and one or more other committees to conduct the business and affairs of the Corporation to the extent authorized. The Board shall have the power at any time to change the powers and membership of, fill vacancies in, and dissolve any committee. Members of any committee shall receive such compensation as the Board of Directors may from time to time provide. The designation of any committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

2.11 TRANSACTIONS WITH INTERESTED DIRECTORS
     Any contract or other transaction between the Corporation and any of its Directors (or any corporation or firm in which any of its Directors are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of that Director at the meeting during which the contract or transaction was authorized, and notwithstanding the Directors= participation in that meeting. This section shall apply only if the contract or transaction is just and reasonable to the Corporation at the time it is authorized and ratified, the interest of each Director is known or disclosed to the Board of Directors, and the Board nevertheless authorizes or ratifies the contract or transaction by a majority of the disinterested Directors present. Each interested Director is to be counted in determining whether a quorum is present, but shall not vote and shall not be counted in calculating the majority necessary to carry the vote. This section shall not be construed to invalidate contracts or transactions that would be valid in its absence.

2.12 NUMBER OF DIRECTORS
     The number of Directors of this Corporation shall be 2. No Director need be a resident of Nevada or a Shareholder. The number of Directors may be increased or decreased from time to time by amendment to these Bylaws. Any decrease in the number of Directors shall not have the effect of shortening the tenure which any incumbent Director would otherwise enjoy.

2.13 TERM OF OFFICE
     Directors shall be entitled to hold office until their successors are elected and qualified. Election for all Director positions, vacant or not vacant, shall occur at each annual meeting of the Shareholders and may be held at any special meeting of Shareholders called specifically for that purpose.
2.14 REMOVAL OF DIRECTORS
     The entire Board of Directors or any individual Director may be removed from office by a vote of Shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors. However, if less than the entire Board is to be removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors. No director may be so removed except at an election of the class of Directors of which he is a part. If any or all Directors are so removed, new Directors may be elected at the same meeting. Whenever a class or series of shares is entitled to elect one or more Directors under authority granted by the Articles of Incorporation, the provisions of this Paragraph apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

2.15 VACANCIES
     Vacancies on the Board of Directors shall exist upon the occurrence of any of the following events: (a) the death, resignation, or removal of any Director; (b) an increase in the authorized number of Directors; or (c) the failure of the Shareholders to elect the full authorized number of Directors to be voted for at any annual, regular, or special Shareholders= meeting at which any Director is to be elected.

     2.15(a)   DECLARATION OF VACANCY
     A majority of the Board of Directors may declare vacant the office of a Director if the Director: (a) is adjudged incompetent by a court order; (b) is convicted of a crime involving moral turpitude; (c) or fails to accept the office of Director, in writing or by attending a meeting of the Board of Directors, within thirty (30) days of notice of election.
     2.15(b)   FILLING VACANCIES BY DIRECTORS
     Vacancies other than those caused by an increase in the number of Directors may be filled temporarily by majority vote of the remaining Directors, though less than a quorum, or by a sole remaining Director. Each Director so elected shall hold office until a qualified successor is elected at a Shareholders= meeting.
2.15(c)   FILLING VACANCIES BY SHAREHOLDERS
     Any vacancy on the Board of Directors, including those caused by an increase in the number of Directors shall be filled by the Shareholders at the next annual meeting or at a special meeting called for that purpose. Upon the resignation of a Director tendered to take effect at a future time, the Board or the Shareholders may elect a successor to take office when the resignation becomes effective.

2.16 COMPENSATION
     Directors shall receive such compensation for their services as Directors as shall be determined from time to time by resolution of the Board. Any Director may serve the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receive compensation therefor.

2.17 INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The Board of Directors shall authorize the Corporation to pay or reimburse any present or former Director or officer of the Corporation any costs or expenses actually and necessarily incurred by that officer in any action, suit, or proceeding to which the officer is made a party by reason of holding that position, provided, however, that no officer shall receive such indemnification if finally adjudicated therein to be liable for negligence or misconduct in office. This indemnification shall extend to good-faith expenditures incurred in anticipation of threatened or proposed litigation. The Board of Directors may in proper cases, extend the indemnification to cover the good-faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

2.18 INSURING DIRECTORS, OFFICERS, AND EMPLOYEES
     The Corporation may purchase and maintain insurance on behalf of any Director, officer, employee, or agent of the Corporation, or on behalf of any person serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against that person and incurred by that person in any such corporation, whether or not the Corporation has the power to indemnify that person against liability for any of those acts.

             ARTICLE THREEBSHAREHOLDERS' MEETINGS
3.01 ACTION WITHOUT MEETING
     Any action that may be taken at a meeting of the Shareholders under any provision of the Nevada Business Corporation Act may be taken without a meeting if authorized by a consent or waiver filed with the Secretary of the Corporation and signed by the holders of 51% of shares which would be entitled to vote on that action at a Shareholders' meeting. Each such signed consent or waiver, or a true copy thereof, shall be placed in the Corporate Record Book.

3.02 TELEPHONE MEETINGS
     Subject to the notice provisions required by these Bylaws and by the Business Corporation Act, Shareholders may participate in and hold a meeting by means of conference call or similar communication by which all persons participating can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.03 PLACE OF MEETINGS
     Shareholders' meetings shall be held at the business office of the Corporation, or at such other place within or without the State of Nevada as may be designated by the Board of Directors or the Shareholders.

3.04   NOTICE OF MEETINGS
     The President, the Secretary, or the officer or persons calling a Shareholders' Meeting. shall give notice, or cause it to be given, in writing to each Director and to each Shareholder entitled to vote at the meeting at least ten (10) but not more than sixty (60) days before the date of the meeting. Such notice shall state the place, day, and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called. Such written notice may be given personally, by mail, or by other means. Such notice shall be addressed to each recipient at such address as appears on the Books of the Corporation or as the recipient has given to the Corporation for the purpose of notice. Meetings provided for in these Bylaws shall not be invalid for lack of notice if all persons entitled to notice consent to the meeting in writing or are present at the meeting in person or by proxy and do not object to the notice given, Consent may be given either before or after the meeting. Notice of the reconvening of an adjourned meeting is not necessary unless the meeting is adjourned more than thirty days past the date stated in the notice, in which case notice of the adjourned meeting shall be given as in the case of any special meeting. Notice may be waived by written waivers signed either before or after the meeting by all persons entitled to the notice.

3.05 VOTING LIST
     At least ten (10), but not more than sixty (60), days before each Shareholders' meeting, the officer or agent having charge of the Corporation's share transfer books shall make a complete list of the Shareholders entitled to vote at that meeting or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. The list shall be kept on file at the Registered Office of the Corporation for at least ten (10) days prior to the meeting, and shall be subject to inspection by any Director, officer, or Shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject, during the whole time of the meeting, to the inspection of any Shareholder. The original share transfer books shall be prima facie evidence as to the Shareholders entitled to examine such list or transfer books or to vote at any meeting of Shareholders. However, failure to prepare and to make the list available in the manner provided above shall not affect the validity of any action taken at the meeting.

3.06 VOTES PER SHARE
     Each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of Shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied pursuant to the Articles of Incorporation. A Shareholder may vote in person or by proxy executed in writing by the Shareholder, or by the Shareholder's duly authorized attorney-in-fact.

3.07 CUMULATIVE VOTING
     Subject to any limitation stated in the Articles of Incorporation, every Shareholder entitled to vote at any election of Directors may cumulate votes. For this purpose, each Shareholder shall have a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which the Shareholder's shares are entitled. The Shareholder may cast all these votes for one candidate or may distribute the votes among any number of candidates. The candidates receiving the highest number of votes are elected, up to the number of vacancies to be filled. No Shareholder may cumulate votes unless that Shareholder gives written notice of his or her intention to do so to the Secretary of the Corporation on or before the day preceding the election at which the votes will be cumulated. If any Shareholder gives written notice as provided above, all Shareholders may cumulate their votes.

3.08 PROXIES
     A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or his or her duly authorized attorney in fact. Unless otherwise provided in the proxy or by law, each proxy shall be revocable and shall not be valid after eleven (11) months from the date of its execution.

3.09 QUORUM
     3.09(a)   QUORUM OF SHAREHOLDERS
    As to each item of business to be voted on, the presence (in person or by proxy) of the persons who are entitled to vote a majority of the outstanding voting shares on that matter shall constitute the quorum necessary for the consideration of the matter at a Shareholders' meeting. The vote of the holders of a majority of the shares entitled to vote on the matter and represented at a meeting at which a quorum is present shall be the act of the Shareholders' meeting.

     3.09(b)   ADJOURNMENT FOR LACK OR LOSS OF QUORUM
     No business may be transacted in the absence of a quorum, or upon the withdrawal of enough Shareholders to leave less than a quorum, other than to adjourn the meeting from time to time by the vote of a majority of the shares represented at the meeting.

3.10 VOTING BY VOICE OR BALLOT
     Elections for Directors need not be by ballot unless a Shareholder demands election by ballot before the voting begins.

3.11 CONDUCT OF MEETINGS
     Meetings of the Shareholders shall be chaired by the President, or, in the President's absence, a Vice President designated by the President, or, in the absence of such designation, any other person chosen by a majority of the Shareholders of the Corporation present in person or by proxy and entitled to vote. The Secretary of the Corporation, or, in the Secretary's absence, an Assistant Secretary, shall act as Secretary of all meetings of the Shareholders. In the absence of the Secretary or Assistant Secretary, the Chairman shall appoint another person to act as Secretary of the meeting.

3.12 ANNUAL MEETINGS
     The time, place, and date of the annual meeting of the Shareholders of the Corporation, for the purpose of electing Directors and for the transaction of any other business as may come before the meeting, shall be set from time to time by a majority vote of the Board of Directors. If the day fixed for the annual meeting shall be on a legal holiday in the State of Nevada, such meeting shall be held on the next succeeding business day. If the election of Directors is not held on the day thus designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as possible.

3.13 FAILURE TO HOLD ANNUAL MEETING
     If, within any 13-month period, an annual Shareholders' Meeting is not held, any Shareholder may apply to a court of competent jurisdiction in the county in which the principal office of the Corporation is located for a summary order that an annual meeting be held.

3.14 SPECIAL MEETINGS
     A special Shareholders' meeting may be called at any time by. (a) the President; (b) the Board of Directors; or (c) one or more Shareholders holding in the aggregate one-tenth or more of all the shares entitled to vote at the meeting. Such meeting may be called for any purpose. The party calling the meeting may do so only by written request sent by registered mail or delivered in person to the President or Secretary. The officer receiving the written request shall within ten (10) days from the date of its receipt cause notice of the meeting to be sent to all the Shareholders entitled to vote at such a meeting. If the officer does not give notice of the meeting within ten (10) days after the date of receipt of the written request, the person or persons calling the meeting may fix the time of the meeting and give the notice. The notice shall be sent pursuant to Section 3.04 of these Bylaws. The notice of a special Shareholders' meeting must state the purpose or purposes of the meeting and, absent consent of every Shareholder to the specific action taken, shall be limited to purposes plainly stated in the notice, notwithstanding other provisions herein.

                     ARTICLE FOURBOFFICERS
4.01 TITLE AND APPOINTMENT
     The officers of the Corporation shall be a President and a Secretary, as required by law. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries, and one or more Assistant Treasurers. Any two or more offices, including President and Secretary, may be held by one person. All officers shall be elected by and hold office at the pleasure of the Board of Directors, which shall fix the compensation and tenure of all officers.

     4.01(a)   CHAIRMAN OF THE BOARD
     The Chairman, if there shall be such an officer, shall, if present, preside at the meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to the Chairman by the Board of Directors or prescribed by these Bylaws.
     4.01(b)   PRESIDENT
     Subject to such supervisory powers, if any, as may be given to the Chairman, if there is one, by the Board of Directors, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervisionr direction, and control of the business and officers of the Corporation. The President shall have the general powers and duties of management usually vested in the office of President of a corporation; shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws; and shall be ex officio a member of all standing committees, including the executive committee, if any. In addition, the President shall preside at all meetings of the Shareholders and in the absence of the Chairman, or if there is no Chairman, at all meetings of the Board of Directors.

     4.01(c)   VICE PRESIDENT
     Any Vice President shall have such powers and perform such duties as from time to time may be prescribed by these Bylaws, by the Board of Directors, or by the President. In the absence or disability of the President, the senior or duly appointed Vice President, if any, shall perform all the duties of the President, pending action by the Board of Directors when so acting, such Vice President shall have all the powers of, and be subject to all the restrictions on, the President.

     4.01(d)   SECRETARY
     The Secretary shall:
(1) See that all notices are duly given in accordance with the provisions of these Bylaws and as required by law. In case of the absence or disability of the Secretary. or the Secretary's refusal or neglect to act, notice may be given and served by an Assistant Secretary or by the Chairman, the President, any Vice President, or by the Board of Directors.
(2) Keep the minutes of corporate meetings, and the Corporate Record Book, as set out in Section 7.01 hereof.
(3) Maintain, in the Corporate Record Book, a record of all share certificates issued or canceled and all shares of the Corporation canceled or transferred.
(4) Be custodian of the Corporation's records and of any seal which the Corporation may from time to time adopt. when the Corporation exercises its right to use a seal, the Secretary shall see that the seal is embossed on all share certificates prior to their issuance and on all documents authorized to be executed under seal in accordance with the provisions of these Bylaws.
(5) In general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be required by Sections 7.01, 7.02, and 7.03 of these Bylaws, by these Bylaws generally, by the Board of Directors, or by the President.

     4.01(e)   TREASURER
     The Treasurer shall:
       6. Have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all funds in the name of the Corporation in those banks, trust companies, or other depositories that shall be selected by the Board of Directors.
7. Receive, and give receipt for, monies due and payable to the Corporation.
8. Disburse or cause to be disbursed the funds of the Corporation as may be directed by the Board of Directors, taking proper vouchers for those disbursements.
9. If required by the Board of Directors or the President, give to the Corporation a bond to assure the faithful performance of the duties of the Treasurer's office and the restoration to the Corporation of all corporate books, papers, vouchers, money, and other property of whatever kind in the Treasurer's possession or control, in case of the Treasurer=s death, resignation, retirement, or removal from office. Any such bond shall be in a sum satisfactory to the Board of Directors, with one or more sureties or a surety company satisfactory to the Board of Directors.
10. In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by Sections 7.O4 and 7.05 of these Bylaws, by these Bylaws generally, by the Board of Directors, or by the President.

     4.01(f)   ASSISTANT SECRETARY AND ASSISTANT TREASURER
     The Assistant Secretary or Assistant Treasurer shall have such powers and perform such duties as the Secretary or Treasurer, respectively, or as the Board of Directors or President may prescribe. In case of the absence of the Secretary or Treasurer, the senior Assistant Secretary or Assistant Treasurer, respectively, may perform all of the functions of the Secretary or Treasurer.

4.02 REMOVAL AND RESIGNATION
     Any officer may be removed, either with or without cause, by vote of a majority of the Directors at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any committee or officer upon whom that power of removal may be conferred by the Board of Directors. Such removal shall be without prejudice to the contract rights, if any, of the person removed. Any officer may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the Corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of that resignation shall not be necessary to make it effective.

4.03 VACANCIES
     Upon the occasion of any vacancy occurring in any office
of the   Corporation, by reason of death, resignation,
removal, or otherwise, the Board of Directors may elect an acting successor to hold office for the unexpired term or until a permanent successor is elected.

4.04 COMPENSATION
     The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that the officer is also a Shareholder or a Director of the Corporation, or both.

         ARTICLE FIVEBAUTHORITY TO EXECUTE INSTRUMENTS
5.01 NO AUTHORITY ABSENT SPECIFIC AUTHORIZATION
     These Bylaws provide certain authority for the execution of instruments. The Board of Directors, except as otherwise provided in these Bylaws, may additionally authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless expressly authorized by these Bylaws or the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement nor to pledge its credit nor to render it pecuniarily liable for any purpose or in any amount.

5.02 EXECUTION OF CERTAIN INSTRUMENTS
     Formal contracts of the Corporation, promissory notes, deeds, deeds of trust, mortgages, pledges, and other evidences of indebtedness of the Corporation, other corporate documents, and certificates of ownership of liquid assets held by the Corporation shall be signed or endorsed by the President or any Vice President and by the Secretary or the Treasurer, unless otherwise specifically determined by the Board of Directors or otherwise required by law.

          ARTICLE SIX-ISSUANCE AND TRANSFER OF SHARES
6.01 CLASSES AND SERIES OF SHARES
     The Corporation may issue one or more classes or series of shares, or both. Any of these classes or series may have full, limited, or no voting rights, and may have such other preferences, rights, privileges, and restrictions as are stated or authorized in the Articles of Incorporation. All shares of any one class shall have the same voting, conversion, redemption, and other rights, preferences, privileges, and restrictions, unless the class is divided into series, If a class is divided into series, all the shares of any one series shall have the same voting, conversion, redemption, and other. rights, preferences, privileges, and restrictions. There shall always be a class or series of shares outstanding that has complete voting rights except as limited or restricted by voting rights conferred on some other class or series of outstanding shares.

6.02 CERTIFICATES FOR FULLY PAID SHARES
     Neither shares nor certificates representing shares may be issued by the Corporation until the full amount of the consideration has been received. When the consideration has been paid to the Corporation, the shares shall be deemed to have been issued and the certificate representing the shares shall be issued to the shareholder.

6.03 CONSIDERATION FOR SHARES
     Shares may be issued for such consideration as may be fixed from time to time by the Board of Directors, but not less than the par value stated in the Articles of Incorporation. The consideration paid for the issuance of shares shall consist of money paid, labor done, or property actually received, and neither promissory notes nor the promise of future services shall constitute payment nor partial payment for shares of the Corporation.

6.04 REPLACEMENT OF CERTIFICATES
     No replacement share certificate shall be issued until the former certificate for the shares represented thereby shall have been surrendered and canceled, except that replacements for lost or destroyed certificates may be issued, upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

6.05 SIGNING CERTIFICATES-FACSIMILE SIGNATURES
     All share certificates shall be signed by the officer(s) designated by the Board of Directors. The signatures of the foregoing officers may be facsimiles. If the officer who has signed or whose facsimile signature has been placed on the certificate has ceased to be such officer before the certificate issued, the certificate may be issued by the Corporation with the same effect as if he or she were such officer on the date of its issuance.

6.06 TRANSFER AGENTS AND REGISTRARS
     The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate. Each registrar appointed, if any, shall be an incorporated bank or trust company, either domestic or foreign.

6.07 CONDITIONS OF TRANSFER
     The party in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, and prior written notice thereof shall be given to the Secretary of the Corporation, or to its transfer agent, if any, such fact shall be stated in the entry of the transfer.

6.08 REASONABLE DOUBTS AS TO RIGHT TO TRANSFER
     When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate therefor, may require from the person seeking the transfer reasonable proof of that person's right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the Corporation as to form, amount, and responsibility of sureties. The bond shall be conditioned to protect the Corporation, its officers, transfer agents, and registrars, or any of them, against any loss, damage, expense, or other liability for the transfer or the issuance of a new certificate for shares.

      ARTICLE SEVENBCORPORATE RECORDS AND ADMINISTRATION
7.01 MINUTES OF CORPORATE MEETINGS
     The Corporation shall keep at the principal office, or such other place as the Board of Directors may order, a book recording the minutes of all meetings of its Shareholders and Directors, with the time and place of each meeting, whether such meeting was regular or special, a copy of the notice given of such meeting, or of the written waiver thereof, and, if it is a special meeting, how the meeting was authorized. The record book shall further show the number of shares present or represented at Shareholders' meetings, and the names of those present and the proceedings of all meetings.

7.02 SHARE REGISTER
     The Corporation shall keep at the principal office, or at the office of the transfer agent, a share register showing the names of the Shareholders, their addresses, the number and class of shares issued to each, the number and date of issuance of each certificate issued for such shares, and the number and date of cancellation of every certificate surrendered for cancellation. The above information may be kept on an information storage device such as a computer, provided that the device is capable of reproducing the information in clearly legible form. If the Corporation is taxed under Internal Revenue Code Section 1244 or Subchapter S, the Officer issuing shares shall maintain the appropriate requirements regarding issuance.

7.03 CORPORATE SEAL
     The Board of Directors may at any time adopt, prescribe the use of, or discontinue the use of, such corporate seal as it deems desirable, and the appropriate officers shall cause such seal to be affixed to such certificates and documents as the Board of Directors may direct.

7.04 BOOKS OF ACCOUNT
     The Corporation shall maintain correct and adequate accounts of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. The corporate bookkeeping procedures shall conform to accepted accounting practices for the Corporation's business or businesses. subject to the foregoing, The chart of financial accounts shall be taken from, and designed to facilitate preparation of, current corporate tax returns. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classed by source and shown in a separate account. If the Corporation is taxed under Internal Revenue Code
Section 1244 or Subchapter S, the officers and agents maintaining the books of account shall maintain the appropriate requirements.

7.05 INSPECTION OF CORPORATE RECORDS

     A Director or Shareholder demanding to examine the Corporation's books or records may be required to first sign an affidavit that the demanding party will not directly or indirectly participate in reselling the information and will keep it confidential other than in use for proper purposes reasonably related to the Director's or Shareholder's role. A Director who insists on examining the records while refusing to sign this affidavit thereby resigns as a Director.

7.06 FISCAL YEAR
     The fiscal year of the Corporation shall be as determined by the Board of Directors and approved by the Internal Revenue Service. The Treasurer shall forthwith arrange a consultation with the Corporation's tax advisers to determine whether the Corporation is to have a fiscal year other than the calendar year. If so, the Treasurer shall file an election with the Internal Revenue Service as early as possible, and all correspondence with the IRS, including the application for the Corporation's Employer Identification Number, shall reflect such non-calendar year election.

7.07 WAIVER OF NOTICE
     Any notice required by law or by these Bylaws may be waived by execution of a written waiver of notice executed by the person entitled to the notice. The waiver may be signed before or after the meeting.

              ARTICLE VIII     ADOPTION OF INITIAL BYLAWS
     The foregoing bylaws were adopted by the Board of Directors on June 18, 1999.

                      __/s/ J. P. Beehner_____________________
                                   J. P. Beehner

                    ___/s/ Dorothy A. Mortenson   ____________
                                   Dorothy A. Mortenson

Attested to, and certified by:


     /s/ Dorothy A. Mortenson
Secretary